UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A (Rule 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ORLEANS HOMEBUILDERS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ORLEANS HOMEBUILDERS, INC.
3333 Street Road, Suite 101
Bensalem, Pennsylvania 19020

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 4, 2008

To the Stockholders of Orleans Homebuilders, Inc.:

The Annual Meeting of Stockholders of Orleans Homebuilders, Inc. (the “Company”) will be held on Thursday, December 4, 2008 at 11:00 a.m., Philadelphia time, at the offices of WolfBlock LLP, 1650 Arch Street, 22nd Floor, Philadelphia, Pennsylvania 19103 (Conference Room 5), for the following purposes:

1.             Election of directors;

2.             Approval of the Orleans Homebuilders, Inc. Amended and Restated Stock Award Plan to increase the number of shares of Common Stock authorized for issuance under the plan from 400,000 shares to 1,000,000 shares; and

3.             Transaction of such other business as may be properly brought before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on October 27, 2008 as the record date for determining the stockholders entitled to notice of and to vote at the meeting.  Only stockholders of record on the transfer books of the Company at the close of business on that date are entitled to notice of and to vote at the meeting.

It is important that your shares be represented and voted at the meeting.  Please mark, sign, date and return the enclosed proxy in the envelope provided for that purpose even if you plan to attend the meeting.  A person giving a proxy has the power to revoke it by written notice to the secretary of the Company, and any stockholder who is present at the meeting may revoke the proxy and vote in person.  Stockholders who hold their shares through a broker (in “street name”) should follow the voting instructions provided by their broker.

October 28, 2008

By Order of the Board of Directors

MICHAEL T. VESEY
President, Chief Operating Officer and Director

ORLEANS HOMEBUILDERS, INC.

Corporate Headquarters:

3333 Street Road, Suite 101
Bensalem, Pennsylvania 19020
Telephone Number: (215) 245-7500

PROXY STATEMENT

This proxy statement, which is being sent to stockholders on or about November 3, 2008, is furnished to stockholders of Orleans Homebuilders, Inc. (the “Company”) in connection with the solicitation of proxies for the Annual Meeting of Stockholders (the “Annual Meeting”), by order of the Board of Directors of the Company.  The meeting will be held on Thursday, December 4, 2008, at 11:00 a.m., Philadelphia time, at the offices of WolfBlock LLP, 1650 Arch Street, 22nd Floor, Philadelphia, Pennsylvania 19103 (Conference Room 5), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

The record date of stockholders entitled to notice of and to vote at the meeting has been fixed as the close of business on October 27, 2008.  Only stockholders of record at the close of business on the record date shall be entitled to notice of and to vote at the meeting.

As of October 27, 2008, the Company had outstanding 18,839,141 shares of Common Stock (excluding 98,990 shares held in treasury), par value $0.10 per share, which are eligible to be voted at the Annual Meeting.  Each share of Common Stock is entitled to one vote.

ii

VOTING AND REVOCABILITY OF PROXIES

Each share of outstanding Orleans Homebuilders, Inc. (the “Company”) Common Stock, par value $0.10 per share (“Common Stock”), entitles the holder to one vote, without cumulation, on each matter to be voted upon at the Annual Meeting.  Under the Company’s by-laws, the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting.  Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists.

Shares of the Company’s Common Stock represented by any unrevoked proxy in the enclosed form will be voted in accordance with the specifications made on the proxy, if it is properly executed and received prior to voting at the Annual Meeting.  Any properly executed proxy received on a timely basis on which no specification has been made by the stockholder will be voted (1) “FOR” the election as directors of the nominees listed herein (or for such substitute nominees as may be nominated in the event the initial nominees become unavailable), (2) “FOR” approval of the Orleans Homebuilders, Inc. Amended and Restated Stock Award Plan to increase the number of shares of Common Stock authorized for issuance under the plan from 400,000 to 1,000,000 shares and (3) in the discretion of the Proxy Committee of the Board of Directors, upon all other matters requiring a vote of stockholders which may properly come before the meeting and of which the Board of Directors was not aware a reasonable time before this solicitation.  If the enclosed proxy is executed and returned, it may, nevertheless, be revoked at any time before it has been exercised upon written notice to the Secretary of the Company or by delivering a duly executed proxy bearing a later date.  The proxy shall be deemed revoked if a stockholder is present at the meeting and elects to vote in person.

The enclosed proxy is being solicited on behalf of the Board of Directors of the Company and any costs of solicitation will be borne by the Company.  Such costs include preparation, printing and mailing of the Notice of Annual Meeting of Stockholders, the proxy, this proxy statement and the Annual Report to Stockholders, which are herewith enclosed.  The solicitation will be conducted principally by mail, although directors, officers and regular employees of the Company may solicit proxies personally or by e-mail, telephone or facsimile.  Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for proxy material to be sent to their principals, and the Company will reimburse such persons for their reasonable expenses in so doing.  The Proxy Committee, selected by the Board of Directors, consists of Jeffrey P. Orleans, Chief Executive Officer and Chairman of the Board of Directors of the Company, and Benjamin D. Goldman, Vice Chairman of the Board of Directors of the Company.

With regard to the election of directors, votes may be cast in favor of or withheld from each nominee.  Under applicable Delaware law, votes that are withheld and broker non-votes will be excluded entirely from the vote and will not affect the outcome of the election of directors, as directors are elected by a plurality of votes cast.  The proposal to approve the Orleans Homebuilders, Inc. Amended and Restated Stock Award Plan requires approval by the majority of the shares present, in person or by proxy, and entitled to vote at the meeting.  Under applicable Delaware law, abstentions with respect to this proposal will have the same effect on the outcome as a vote against the proposal, and broker non-votes will have no effect on the outcome of the vote on this proposal.  Jeffrey P. Orleans, Chairman of the Board of Directors and Chief Executive Officer, controls a majority of the voting power of the Common Stock.  Mr. Orleans has informed the Company that he intends to vote his shares of Common Stock in favor of the election as directors of the nominees listed in this Proxy Statement and the amendment to the Company’s Stock Award Plan, which means that the directors will be elected and the Amendment to the Company’s Stock Award Plan will be approved, regardless of the votes of the Company’s other stockholders.  Dissenters do not have any appraisal or similar rights with respect to the election of the directors or the amendment to the Company’s Stock Award Plan.

PROPOSAL ONE

ELECTION OF DIRECTORS

The stockholders are being asked to elect ten directors, who will comprise the entire Board of Directors of the Company, to serve for the ensuing year and until their successors are duly elected and qualified.  The nominees are Messrs. Benjamin D. Goldman, Jerome S. Goodman, Robert N. Goodman, Andrew N. Heine, David Kaplan, Lewis Katz, Jeffrey P. Orleans, Robert M. Segal, John W. Temple and Michael T. Vesey, all of whom are currently directors of the Company.  Assuming a quorum is present, the ten nominees receiving the highest number of votes cast at the meeting will be elected directors.  For such purposes, the withholding of authority to vote or the specific direction not to cast a vote, such as a broker non-vote, will not constitute the casting of a vote in the election of directors.

In the event that any nominee for director should become unavailable, which event the Board of Directors does not anticipate, it is intended that votes will be cast pursuant to the enclosed proxy for such substitute nominee as may be nominated by the Board of Directors, unless otherwise indicated by the stockholder on the proxy.

Name	Age	Present Position with the Company	Director Since

Benjamin D. Goldman	62	Vice Chairman of the Board	1992
Jerome S. Goodman(1)(2)	74	Director	2001
Robert N. Goodman	56	Director	1994
Andrew N. Heine(2)(3)	79	Director	1994
David Kaplan(2)(3)(4)	64	Director	1994
Lewis Katz(1)	66	Director	1987
Jeffrey P. Orleans(1)	62	Chairman of the Board and Chief Executive Officer	1983
Robert M. Segal	73	Director	2002
John W. Temple(3)(4)	71	Director	2002
Michael T. Vesey	49	Director, President and Chief Operating Officer	2001

(1)           Member of the Executive Committee.

(2)           Member of the Nominating Committee

(3)           Member of the Audit Committee.

(4)           Member of the Compensation Committee.

Directors

Benjamin D. Goldman was elected the Vice Chairman of the Board in April 1998 and has been a director since May 1992. From May 1992 until April 1998, he served as the Company’s President and Chief Operating Officer. Mr. Goldman has been a director of Sterling Bank of New Jersey since March 2002.

Jerome S. Goodman has been a director since April 2001. Mr. Goodman was a director of Aetna Inc. from 1988 to May 2001 and retired as Chairman of Travel One upon the sale of that firm to American Express Company on November 15, 1998. He was a trustee of Resource Asset Investment Trust, a real estate investment trust, from 1997 to 1999. Mr. Goodman is a director of The Maine Merchant Bank, LLC.

Robert N. Goodman has been a director since April 1994. Since 1998, he has served as President of Resmark Equity Partners, LLC (formerly known as Olympic Realty Advisors II, LLC), a finance company providing equity and debt capital for single-family residential homebuilding projects.

Andrew N. Heine has been a director since April 1994. Mr. Heine is a private investor who had previously been a practicing attorney and was a director of Citizens Communications Company from 1975 until 2005.

David Kaplan has been a director since April 1994. Since 1996, Mr. Kaplan has been a principal in Autumn Hill Capital, Inc., a real estate advisory and investment banking firm, and managing partner of Kingsbridge Partners LLC, a real estate investment firm. Prior to that time, he was a principal of Victor Capital Group, L.P., which engaged in real estate advisory services and investment banking.

Lewis Katz has been a director since 1987.  From 1972 to 1997, he was a partner in the law firm of Katz, Ettin & Levine, P.A., Cherry Hill, New Jersey and he is now Of Counsel to such law firm. Mr. Katz is a director of Central Parking Corporation.

Jeffrey P. Orleans has been a director since 1983 and has served as the Company’s Chairman of the Board and Chief Executive Officer since September 1986. From September 1986 to May 1992, he also served as the Company’s President. In addition, Mr. Orleans was a trustee of Pennsylvania Real Estate Investment Trust from 1986 until June 2004.

Robert M. Segal has been a director since August 2002. Since February 1, 2007, Mr. Segal has served as Senior Counsel for the law firm WolfBlock LLP. For more than five years, prior to assuming his position as Senior Counsel, Mr. Segal was a partner in that law firm, which serves as the Company’s outside general counsel.

John W. Temple has been a director since April 2002. For more than five years, Mr. Temple has been the President and Chief Executive Officer of Temple Development Company, a real estate development company.

Michael T. Vesey has been a director since September 2001 and has served as the Company’s President and Chief Operating Officer since April 1998.  Mr. Vesey is the brother of Mr. Thomas R. Vesey, the Company’s Executive Vice President, Southern Region.

Director Independence

Under the applicable rules of the American Stock Exchange, for a director to be considered independent, the Board of Directors must affirmatively determine that the director does not have a material relationship with the Company that would interfere with the exercise of independent judgment.  The Board of Directors has affirmatively determined that each of the following individuals is an “independent” director of the Company as defined by the American Stock Exchange: Jerome S. Goodman, Robert N. Goodman, Andrew N. Heine, David Kaplan, Lewis Katz and John W. Temple.  Accordingly, a majority of the members of the Company’s Board of Directors has been determined to meet the American Stock Exchange’s standards for independence.  The Company’s independent directors meet in executive session as often as necessary to fulfill their duties, but no less than annually.

Committees and Meetings of the Board of Directors

The Board of Directors held eight meetings and acted three times by written consent during the fiscal year ended June 30, 2008 (“Fiscal 2008”).  During Fiscal 2008 all incumbent directors attended in person or by teleconference at least 87% of the total number of meetings of the Board of Directors and meetings of the committees of the Board of Directors on which they served during their incumbency, with the exception of Mr. Michael T. Vesey, who was unable to attend three Board of Directors meetings during his medical leave of absence, and Mr. Robert N. Goodman, who attended two of the three Audit Committee meetings held while he was a member of the Audit Committee in Fiscal 2008.

The Company has standing Executive, Audit, Nominating and Compensation Committees.

Executive Committee

The Executive Committee is comprised of Jeffrey P. Orleans (Chairman), Jerome S. Goodman and Lewis Katz.  The Executive Committee has and exercises the authority of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board of Directors.  During Fiscal 2008, the Executive Committee met once.

Audit Committee

The Audit Committee is comprised of John W. Temple (Chairman), David Kaplan and Andrew N. Heine.  On December 6, 2007, David Kaplan replaced Robert N. Goodman on the Audit Committee.  During Fiscal 2008, the Audit Committee met six times and each director on the committee attended each meeting.

The Audit Committee is governed by the Company’s Audit Committee Charter.  A copy of the Charter was attached as Appendix A to the Company’s proxy statement for the 2007 Annual Meeting of Stockholders and may also be obtained free of charge by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of the Chief Financial Officer.  As set forth in the Charter, the principal purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community and others relating to the integrity and audits of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the performance of the Company’s systems of internal accounting and financial controls and financial reporting processes, and the qualifications and independence of the Company’s outside auditor. In discharging its oversight role, the Audit Committee is empowered to address any matter brought to its attention with full access to all books, records, facilities and personnel of the Company.

The Audit Committee has the sole authority to select the outside auditors who will perform the audit of the Company’s financial statements or other audit, review or attest services, considering independence and effectiveness, and to approve the fees and other compensation to be paid to the outside auditors.  The Audit Committee is also responsible for overseeing the audit and audit-related services performed by the outside auditors, including the responsibility and authority to resolve disagreements between management and the auditors regarding financial reporting. The outside auditors are to report directly to the Audit Committee and the Audit Committee is to provide an open avenue of communication among management, appropriate Company personnel, the outside auditors and the Board of Directors.

Nominating Committee

The Nominating Committee is comprised of Andrew N. Heine, David Kaplan and Jerome S. Goodman.  The Nominating Committee considers and makes recommendations to the Board of Directors with respect to board qualifications, structure and membership.  A Charter governing the Nominating Committee was adopted by the Board of Directors in August 2004.  A copy of the Charter governing the Nominating Committee was attached as Appendix B to the Company’s proxy statement for the 2007 Annual Meeting of Stockholders and may also be obtained free of charge by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of the Chief Financial Officer.  The Charter is not available on the Company’s website. The

Nominating Committee held one meeting during Fiscal 2008 to make a recommendation to the Board of Directors as to director nominees to be voted upon at the 2007 Annual Meeting.

Compensation Committee

The Compensation Committee is comprised of David Kaplan (Chairman) and John W. Temple.  The Compensation Committee reviews and makes recommendations to the Board of Directors with respect to the Company’s compensation plans, including incentive compensation and equity-based plans, policies and programs, and administers the Company’s equity compensation plans.  Under the Compensation Committee Charter, the Compensation Committee is also directly responsible for establishing the salary, bonus and other compensation of the Company’s executive officers other than the Chief Executive Officer.  With respect to the Chief Executive Officer, the Committee is responsible for making recommendations to the Board of Directors with respect to his salary, bonus and other compensation.  The Compensation Committee met seven times during Fiscal 2008. A copy of the Charter of the Compensation Committee was attached as Appendix C to the Company’s proxy statement for the 2007 Annual Meeting of Stockholders and may also be obtained free of charge by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of the Chief Financial Officer.  See “Compensation Discussion and Analysis” beginning on page 11 for additional information.

Code of Business Conduct & Ethics

The Company has adopted a Code of Business Conduct & Ethics that includes provisions ranging from restrictions on gifts to conflicts of interest, and portions of such code are intended to meet the definition of a “code of ethics” under applicable Securities and Exchange Commission rules.  All directors, officers and managers, including the principal executive officer, principal financial officer, controller and persons performing similar functions, are required to affirm in writing their acceptance of the code.  Copies of the code can be obtained free of charge by contacting the Company at the address appearing on the first page of this proxy statement to the attention of the Company’s Chief Financial Officer.

Communication with the Board of Directors

A stockholder who wishes to communicate with the Board of Directors, or individual directors, may do so in writing by directing correspondence to a director or directors at the address appearing on the first page of this proxy statement.

Directors’ Attendance at Annual Meetings of Stockholders

It is the policy of Company’s board of directors to expect that all directors attend annual meetings of stockholders except where the failure to attend is due to unavoidable circumstances or conflicts.  Eighty percent of the members of the board of directors attended, either in person or via teleconference, the Company’s Annual Meeting of Stockholders held on December 6, 2007.

Director Compensation

Each director who is not an employee of the Company is entitled to receive a basic fee of $6,000 annually for his service on the Company’s Board of Directors. In addition, each non-employee director is entitled to receive an attendance fee of $5,000 for each board meeting ($2,500 if attending via teleconference) and $500 for each committee meeting. Any director who is also an employee of the Company is not separately compensated for his service as a director.  In addition to cash compensation, the Company has in the past granted directors options to acquire Common Stock; however, no options were awarded to Directors in Fiscal 2008.

The following table sets forth information as to all compensation paid by the Company for services in the Company’s last fiscal year ended June 30, 2008 to the Company’s directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Benjamin D. Goldman (1)	—	—	—	—	—	—	—

Jerome S. Goodman	$29,000	—	—	—	—	—	$29,000

Robert N. Goodman	25,000	—	—	—	—	—	25,000

Andrew N. Heine	32,000	—	—	—	—	—	32,000

David Kaplan	36,500	—	—	—	—	—	36,500

Lewis Katz	28,500	—	—	—	—	—	28,500

Jeffrey P. Orleans (1)	—	—	—	—	—	—	—

Robert M. Segal	31,000	—	—	—	—	—	31,000

John W. Temple	32,500	—	—	—	—	—	32,500

Michael T. Vesey (1)	—	—	—	—	—	—	—

(1)          Each of Messrs. Goldman, Orleans and Vesey are employees of the Company who are not eligible for compensation for their service as members of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

PROPOSAL TWO

APPROVAL OF THE ORLEANS HOMEBUILDERS, INC.
AMENDED AND RESTATED STOCK AWARD PLAN

The Board of Directors adopted as of October 17, 2008, subject to stockholder approval, and now recommends for approval by the stockholders, the Orleans Homebuilders, Inc. Amended and Restated Stock Award Plan (as amended and restated, the “Stock Award Plan”), which is an amendment to and restatement of the Orleans Homebuilders, Inc. Stock Award Plan, for the purpose of increasing the number of shares of Common Stock available under the Stock Award Plan from 400,000 shares of Common Stock to 1,000,000 shares of Common Stock.  The following is a summary of the material terms of the Stock Award Plan, and is qualified in all respects by the text of the Stock Award Plan, a copy of which is attached as Appendix B to this Proxy Statement filed by the Company with the Securities and Exchange Commission.

Key Provisions of the Stock Award Plan

Under the Stock Award Plan, the Company may make grants of shares of the Company’s Common Stock, which may or may not be subject to restrictions, to those persons eligible to participate.

Purpose

The purpose of the Stock Award Plan is to advance the interests of the Company, its stockholders and its subsidiaries by providing selected employees, upon whom the Company’s sustained growth and financial success depend, the opportunity to acquire or increase their proprietary interest in the Company through issuances of shares, and to work in conjunction with the provisions of the Company’s incentive compensation plans, so as to permit all or a portion of the bonus awards payable under the Company’s incentive compensation plans to be paid by means of a transfer of shares under the Stock Award Plan. The Stock Award Plan is also to provide employees receiving shares with additional incentive to devote themselves to the future success of the Company and to improve the ability of the Company to attract, retain and motivate individuals upon whom the Company’s sustained growth and financial success depend.

Number of Shares Subject to Grants

The Stock Award Plan provides for the grant of stock awards (each, an “Award”) of up to an aggregate of 1,000,000 shares of the Company’s Common Stock, assuming approval of the Stock Award Plan being submitted for stockholder approval at the Annual Meeting. The number of shares of Common Stock which may be granted under the Stock Award Plan is subject to adjustment to reflect changes in the Company’s capitalization. Any Common Stock which has been conveyed back to the Company pursuant to the terms of the Award under which the Common Stock was granted will thereafter be available for further grant under the Stock Award Plan.

Administration

The Stock Award Plan is administered by a committee or committees designated by the Board of Directors or by the Board of Directors itself in its administrative capacity with respect to the Stock Award Plan (any committee of the Board of Directors with administrative responsibility with respect to the Stock Award Plan, or the Board of Directors itself, as the case may be, which committee is currently the Company’s Compensation Committee, is referred to as the “Stock Award Plan Committee”). Subject to the conditions set forth in the Stock Award Plan, the Stock Award Plan Committee has full and final authority to determine the number of shares of  Common Stock that shall be subject to any Award, the individual employees to whom and the time or times at which such Awards shall be granted, the purchase price, if any, for the shares subject to any Award, and the terms and provisions of the Award agreement, which may vary from Award to Award, all at the discretion of the Stock Award Plan Committee. The Committee has the power and authority to (i) interpret the Stock Award Plan, (ii) adopt, amend and revoke rules and regulations for its administration that are not inconsistent with the express terms of the Stock Award Plan, and (iii) waive requirements relating to formalities or other matters that do not either modify the substance of the rights intended to be granted by Awards or constitute a material amendment for any other purpose under the Internal Revenue Code of 1986, as amended (the “Code”). The actions of the Committee are final, binding and conclusive on all parties in interest.

Participants

Awards may be granted under the Stock Award Plan to any person who is an employee of the Company or any of its subsidiaries. As of October 27, 2008, there were approximately 447 employees eligible to participate in the Stock Award Plan. The Stock Award Plan Committee has the sole discretion to determine whether an individual is an employee eligible to participate in the Stock Award Plan.

Conditions of Vesting and Forfeiture

The Stock Award Plan Committee may specify in an agreement governing the terms of an Award (an “Award Agreement”) any conditions under which the recipient of such Award may be required to forfeit the shares of Common Stock covered by such Award either upon termination of the recipient’s employment or otherwise, and the terms and conditions under which an Award may become vested.

Amendment, Suspension or Termination

The Board may at any time and from time to time amend, suspend or terminate the Stock Award Plan, but may not, without the approval of the Company’s stockholders, change the class of individuals eligible to receive an Award or increase the maximum number of shares subject to Awards that may be granted under the Stock Award Plan.

Change in Control

In the event there is a change in control with respect to the Company, as that is defined in the Stock Award Plan, the Stock Award Plan Committee may take whatever action it deems necessary or desirable with respect to Awards which have not yet fully vested, including, without limitation, accelerating the vesting date applicable to such Awards.

Effective Date and Term

The effective date of the original Orleans Homebuilders, Inc. Stock Award Plan was October 1, 2003.  The Stock Award Plan, as amended and restated, was adopted on October 17, 2008.  The Stock Award Plan will terminate on the tenth anniversary of the date of its adoption unless earlier terminated by the Board of Directors at its discretion.

Terms of Award

The Stock Award Plan Committee will determine the terms and conditions, if any, applicable to Awards, which may include a period during which the Common Stock subject to the Award may not be sold, assigned, transferred, pledged or otherwise encumbered, conditions or a period of time before which the Awards are not vested, and conditions in which the Awards are forfeited back to the Company, and a purchase price that is required to be paid for receipt of an Award. Unless otherwise determined by the Stock Award Plan Committee, a recipient of an Award will have the same rights as an owner of Common Stock, including the right to receive cash distributions and to vote the Common Stock, assuming the purchase price for the shares, if any, has been paid. Awards under the Stock Award Plan are to be evidenced by a written Award Agreement in such form as is approved by the Stock Award Plan Committee.

Certain Federal Income Tax Consequences

The Stock Award Plan is not subject to the provisions of Section 401(a) of the Code.

If an Award is granted under the Stock Award Plan, the recipient or the shares subject to the Award may or may not be subject to restrictions during a vesting period established with respect to the Award. If an Award is fully vested as of the date it is granted, the excess of the value of the shares transferred pursuant to the Award over the amount, if any, that the recipient is required to pay for the shares is treated as ordinary compensation income to the recipient, and will be a deductible compensation expense to the Company (subject to limitations on deductibility generally applicable to compensation payments). If the Award is subject to restrictions during a vesting period that are properly treated as constituting a “substantial risk of forfeiture” for federal income tax purposes, the recipient of an Award will generally include in his or her taxable income for federal income tax purposes the value of the shares over the amount, if any, paid for the shares, as of the dates the shares become vested. This income will be treated as ordinary compensation income in determining his or her tax liability for the relevant year (as explained below).

In general, if property is transferred to an individual in connection with arrangements related to compensation for services provided by that individual, the excess of the fair market value of the property transferred over the purchase price paid for the property, if any, is treated as taxable compensation income (that is taxed as additional ordinary income). In the case of an Award granted for no purchase price, the full value of the shares transferred will be treated as compensation income of the grantee. This income must be recognized, absent an election under Section 83(b) of the Code, as explained below, at the time the shares cease to be subject to a “substantial risk of forfeiture.”

If shares transferred pursuant to an Award are subject to forfeiture on, for example, a termination of employment of the recipient prior to the date the shares “vest,” that forfeiture possibility would normally be treated as constituting a substantial risk of forfeiture for these purposes. The recipient of such an Award would normally recognize the value of the shares granted as they become vested, taking into account the value not as of the date the Award was granted, but as of the vesting date of the shares. On a sale of the shares, the Award recipient would calculate his or her capital gain or loss by reference to the value of the shares on the vesting date, and would determine the character of the gain or loss as long or short term by measuring the holding period starting as of the vesting date.

The recipient of an Award that is subject to vesting may, however, make an election under Section 83(b) of the Code. Such an election will cause the recipient to recognize an amount of ordinary income equal to the fair market value of the shares transferred as of the date the Award is granted (rather than as of the vesting date), and on a subsequent sale of those shares, the holding period would also be calculated by reference to the grant date rather than the vesting date. If the shares are subsequently forfeited, the employee may not be able to claim a loss under applicable tax rules (which only permit recognition of a loss if there has been a purchase price paid for the shares, and only to the extent of such purchase price).

To make an election under Section 83(b) of the Code, a recipient of an Award that is subject to vesting must file the election no later than 30 days after the date the Award has been granted. This is done by filing a written statement with the IRS office where the employee files his or her returns, and a copy with the Company. A copy of the filing must also be included in the participant’s tax return for the year of the purchase. The 83(b) election statement must contain the following information: the name, address and taxpayer identification number of the taxpayer, a description of the shares received, the date of the Award and the taxable year for which the election is made, the nature of the restrictions on the shares, the fair market value of the shares as of the Award date, the purchase price paid for the shares, if any, and a statement indicating that copies of the election have been furnished to other persons as required. The statement must be signed and must indicate that it is made under Section 83(b) of the Code. A copy of the 83(b) election is also required to be filed along with the Award recipients federal income tax return for the year in which the Award was granted.

In connection with any event relating to an Award, the Company may require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the deliver or transfer of any certificate for such shares or take whatever other action the Company deems necessary to protect its interests with respect to tax liabilities. The Company’s obligations under the Stock Award Plan shall be conditioned on the Award recipient’s compliance to the Company’s satisfaction, with any tax withholding requirement.  Awards are subject to the limitations on deductibility of executive compensation under Section 162(m) of the Code.

The Employee Retirement Income Security Act of 1974

The Stock Award Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE PROPOSAL TO APPROVE THE ORLEANS HOMEBUILDERS, INC. AMENDED AND RESTATED STOCK AWARD PLAN

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes our executive compensation philosophy, objectives and policies and the compensation of our executive officers who are identified in the Summary Compensation Table below.

The Compensation Committee

Committee Members and Independence

The Compensation Committee consists of Messrs. David Kaplan (Chairman) and John W. Temple, both of whom have been determined to meet the American Stock Exchange’s standards for independence.  Each member is a “non-employee director” as defined under Rule 16b-3(b)(3) of the Exchange Act, and an “outside director” as defined in Treasury Regulations Section 1.162-27, promulgated under the Code.  The Compensation Committee reviews and determines salaries, bonuses and other forms of compensation for executive officers of the Company, other than the Chief Executive Officer.  With respect to the Chief Executive Officer, the Compensation Committee recommends the Chief Executive Officer’s compensation to the Board of Directors for its approval.  The Compensation Committee approves any equity grants and any performance bonus criteria for the Chief Executive Officer.

Compensation Committee Charter

A copy of the Compensation Committee’s Charter was attached as Appendix C to the Company’s proxy statement for the 2007 Annual Meeting of Stockholders.  Copies of the Compensation Committee’s Charter can be obtained free of charge by contacting the Company’s Chief Financial Officer at the address appearing on the first page of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

For Fiscal 2008, no employee or officer or former employee or officer of the Company was a member of the Compensation Committee and there were no relationships involving Messrs. Kaplan and Temple, the members of the Company’s Compensation Committee, required to be reported pursuant to Item 404 of Regulation S-K.

Role of Committee

The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the Company’s compensation plans, including incentive compensation and equity-based plans, policies and programs.  The Compensation Committee also approves grants and awards of equity-based compensation, except to the extent the authority to do so is specifically assigned or delegated to another committee of the Board of Directors or to the Board of Directors in its entirety.  The Compensation Committee also reviews and approves, for the Chief Executive Officer and other executive officers of the Company, when, as and if appropriate, employment agreements, severance agreements and change in control provisions and agreements.  The Compensation Committee prepares the annual report on executive compensation required to be included in the Company’s annual proxy statement.

The Compensation Committee’s Charter provides that the Compensation Committee may review and reassess the adequacy of its Charter and recommend any proposed changes to the Board of Directors.  The Compensation Committee may conduct a performance evaluation of itself and report to the Board of Directors and make recommendations with respect to any of the matters discussed above or any other matters as it deems necessary or appropriate.  Finally, the Compensation Committee performs such other duties and responsibilities, consistent with its Charter, delegated to the Compensation Committee by the Board of Directors or required under the provisions of any compensation or benefit plans maintained by the Company.

Compensation Philosophy and Objectives

The Compensation Committee is mindful of the need to align the interests of management with the interests of the Company’s stockholders.  The Compensation Committee believes that the interests of the stockholders will be best achieved by having a substantial portion of executive cash compensation tied to the annual financial performance of the Company and by providing incentives to management through the Company’s incentive compensation plans and the selective use of stock options and other equity-based compensation.  In recent years, due to the downturn in the homebuilding market, the Compensation Committee has had the difficult task of weighing their belief in relying heavily on incentive compensation against the Company’s need to retain talented management in this challenging market and has carefully considered, and in some instances awarded, discretionary bonuses.  The Company relies heavily on incentive compensation.  The Compensation Committee also understands that in order to retain talented executive officers necessary for the Company’s long-term success, the executive officers must be appropriately compensated, even during periods with challenging market conditions.  Consistent with this philosophy, compensation for the Company’s executives consists of a base salary, incentive compensation and, in some cases, discretionary bonuses, stock awards and stock options or other equity-based compensation.  This approach to executive compensation is reviewed annually by the Compensation Committee and has been found to be effective in past years.

Compensation Committee Meetings

The Compensation Committee met seven times in the last fiscal year and has acted once by written consent and met twice since the end of the last fiscal year to discuss bonuses related to Fiscal 2008, salaries for Fiscal 2009 and other matters and to take related actions.  Certain members of management attended some of the meetings and provided guidance in reviewing items relating to compensation for executives and key senior managers.

Role of Management in the Compensation-Setting Process

Michael T. Vesey, the Company’s President and Chief Operating Officer, plays an important role in the assessment and recommendation of compensation for executives reporting to him as he is in the best position to assist the Compensation Committee in evaluating the performance and effectiveness of the executives reporting to him.   Generally, Mr. Vesey will provide proposals regarding changes in compensation levels and amounts as well as compensation plans to the Compensation Committee, which the Compensation Committee may use as a base for its discussions.

Jeffrey P. Orleans, the Chief Executive Officer, may attend meetings during which salaries, bonuses, and other matters relating to compensation of the executive officers of the Company other than the Chief Executive Officer are determined.  Though the Chief Executive Officer may be present at such meetings, he may not vote.  Mr. Orleans does not attend meetings, or portions of meetings, during which his own compensation is discussed or approved.

Review of Amounts Payable to Named Executive Officers

Unless otherwise set by an employment agreement or compensation plan, the salaries and bonus levels or performance criteria for each of the named executive officers identified in the Summary Compensation Table (other than the Chief Executive Officer) is reviewed annually by the Compensation Committee after considering recommendations from management and other factors the Compensation Committee determines to be relevant.  With respect to the Chief Executive Officer, final decisions regarding salary and bonuses are made by the Board of Directors after receiving the Compensation Committee’s recommendation.  Base salary and bonuses are considered in the aggregate when determining whether an increase in any element of compensation should be awarded.  In general, the Compensation Committee reviews each executive’s total compensation package and the expectations for the upcoming year, including what objectives are likely to be achieved by the Company, and sets compensation accordingly, relying heavily on bonus compensation.

Ability to Retain Advisors Inside and Outside Company

The Compensation Committee’s Charter does not prohibit the use of an outside compensation consultant.  However, to date, the Compensation Committee has chosen not to utilize such services.  The Compensation Committee may decide to engage the services of an outside compensation consultant in the future.

Market Comparisons

The Company’s Compensation Committee does not establish compensation levels strictly based on market practices.  The Compensation Committee understands the complexity of compensation decisions, the necessity of a thorough review of Company performance and the value of a review of industry compensation levels. The Compensation Committee and the Company’s senior management review information regarding total cash compensation for various positions across all sizes and geographic locations of homebuilders.  While the Compensation Committee may consider general, publicly available information regarding the compensation levels and practices of other public homebuilders, it does not fix base salaries at any particular point within a range of base compensation levels of other public homebuilders. The Compensation Committee believes that general knowledge of the compensation practices of other homebuilders is needed to ensure that the Company is competitive in the homebuilding marketplace for executive talent and assists the Company in its evaluation of the reasonableness of the compensation of its executive officers.  The Compensation Committee attempts to create an overall compensation package that is competitive in the homebuilder marketplace, relying heavily on incentive compensation.  The Compensation Committee concentrates on total compensation for an officer and recognizes that, because the Company has historically relied heavily on incentive compensation, the base salary offered by the Company has been in the lower range of base salary levels for executive officers at comparable companies.  In recent years, the Compensation Committee has approved compensation packages that it believes will attract and retain individuals with the skills necessary to suit the needs of the Company, which, from time to time, has necessitated base salaries higher than historical base salaries for the Company’s officers, but comparable to competitive base salaries offered by other homebuilders.

Fiscal 2008 Compensation Committee Actions

The following actions were taken by the Compensation Committee either during Fiscal 2008 or subsequent to Fiscal 2008 for the purpose of determining bonus payments related to Fiscal 2008.

C. Dean Amann II Cash Bonus Plan

On September 7, 2007, the Compensation Committee approved the inclusion of Mr. C. Dean Amann II in the Company’s Incentive Compensation Plan and the recommendation to the Board of Directors that the C. Dean Amann II Cash Bonus Plan be terminated, which the Board of Directors subsequently approved.  The Compensation Committee determined that it would be in the Company’s best interests to have the incentive compensation for the Company’s executive management under one plan, instead of having a special plan solely for Mr. Amann, so as to maintain the unity of the executive officers in their objective of maximizing Company performance and shareholder return.  In addition, the administration of one plan would be less of a burden on the Company’s resources.

Benefit Plans

On September 27, 2007, the Compensation Committee approved an amendment and restatement of the Company’s Supplemental Executive Retirement Plan (the “SERP”) and an amendment and restatement of the Orleans Homebuilders, Inc. Executive Compensation Deferral Plan (the “Deferral Plan”), both effective as of September 27, 2007, for the purpose of incorporating the changes required by Code Section 409A and to clarify related definitions and other provisions.

The material changes to the SERP are as follows:

•                  The definition of “recognized compensation” was amended to permit (but not require) the committee administering the SERP to include special bonuses as part of the calculation of bonuses to be included in SERP calculations at the committee’s discretion (rather than having only “regular” bonuses being taken into account) and to include bonuses based upon the award of the bonus, rather than the payment of the bonus.  The definition was also otherwise modified to permit all bonus compensation to be taken into account appropriately, as some participants receive annual bonuses, while others receive periodic bonuses during the year.

•                  The definition “year of service” was changed to include partial years of service (based on full months of service) for benefit determinations.

•                  Provisions were added to the SERP to allow the payment of the “Adjusted Target Retirement” benefit to be delayed in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).  Generally, the delay will not be more that six months and will apply only to specified “key employees.”  In addition, modifications were made to update references to certain regulations and provide more express examples of necessary compliance in light of regulatory requirements that compliance provisions be explicit, rather than general, in accordance with Section 409A.

•                  Modifications were made to the provisions regarding “Early Retirement Benefit” to make more clear that, absent consent to an early retirement benefit or a change of control, the termination of employment by a participant prior to his or her “Normal Retirement Date” will result in a forfeiture of benefits under the SERP.

•                  Modifications were made to require the use of a three year compensation average for determining death benefits, rather than compensation only for the year in which death occurs.

•                  The SERP was modified to eliminate a change in SERP sponsorship as a result of acquisition of only a minority interest in the Company by another party.

•                  Certain provisions were amended to clarify the administration of the SERP, benefit payments in the case of death, the available alternate forms of benefits, forfeiture of benefits, and provisions on the occurrence of a change of control.

•                  Additional revisions were made to comply with Section 409A and to make administration of the SERP less burdensome.

The material changes to the Deferral Plan are as follows:

•                  Deferral of bonus compensation has been specifically limited to “regular” bonuses, with the ability to defer from an extraordinary bonus only permitted at the discretion of the Plan’s administrative committee.

•                  Revisions related to the definition of “Committee” were made to make administration of the Plan less burdensome.  These changes are intended to permit a committee appointed by the Board to take discretionary actions with respect to the administration of the Plan and to allow the committee to delegate its responsibilities.  Unless otherwise determined by the Board, the Compensation Committee is the “Committee” under the Plan.

•                  Revisions were made to conform certain definitions to the definitions used in the Code or regulations related thereto and to include specific references to sections of the Code or related regulations.

See “Retirement” below for additional descriptions of these plans.

On October 30, 2007, the Compensation Committee determined, in compliance with the revised SERP, that all bonus compensation paid to Messrs. Herdler and Amann should be considered “recognized compensation” when computing their SERP benefits.

Incentive Compensation

On September 27, 2007, the Compensation Committee adopted an amendment to the Orleans Homebuilders, Inc. Incentive Compensation Plan, effective September 27, 2007, to clarify that the Company need not pay the entire eight percent (8%) of the Company’s “Net Pre-Tax Profits” for any “Plan Year” (as such terms are defined therein), as authorized by the Incentive Compensation Plan.

In addition, on September 27, 2007, the Compensation Committee approved an incentive compensation arrangement for its division and regional presidents entitled the Division and Regional Presidents 2008 Bonus Plan (the “Division and Regional Bonus Plan”).  The Division and Regional Bonus Plan was first effective for the Company’s fiscal year ending June 30, 2008.  The Division and Regional Bonus Plan replaces the Company’s Incentive Compensation Plan for Division Presidents that was adopted on September 9, 2005.  See “Division and Regional Presidents 2008 Bonus Plan” below for a description of this plan.

On October 30, 2007, with regard to the Company’s Stock Award Plan, the Compensation Committee clarified that any outstanding grants of restricted stock shall fully vest upon termination of employment as a result of death or disability and that a qualified “disability” would be determined by the plan committee established in the Stock Award Plan.  The Compensation Committee determined that allowing such accelerated vesting was consistent with the Company’s policies of rewarding dedication to the Company and that such clarification would aid in employee retention.

On December 6, 2007, the Compensation Committee approved a form of Restricted Stock Award Agreement for any restricted stock award made pursuant to the Company’s Stock Award Plan, a copy of which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on December 11, 2007.

On December 6, 2007, the Compensation Committee approved the grant of 240,000 shares of restricted Common Stock to Mr. Garry P. Herdler.  The Company’s management believed that Mr. Herdler had made significant contributions to the Company, including his key role in obtaining needed amendments to the Company’s credit facility and trust preferred documents and that that he was expected to continue to make significant contributions to the Company.  The Compensation Committee found that this grant would be important to the retention of Mr. Herdler, particularly as the restricted stock would vest over a period of time.  In addition, the Compensation Committee determined that the Company should pay Mr. Herdler a tax gross up amount sufficient to pay income taxes attributable to the vesting of the restricted stock because Mr. Herdler would realize a greater economic value from the grant, which would allow the Company to provide the same economic reward to Mr. Herdler with an issuance of fewer shares of stock.  The Compensation Committee considered other tax implications of paying Mr. Herdler a tax gross up, but determined that on balance, this was appropriate for the Company to further motivate Mr. Herdler to continue to make significant contributions to the Company while aiding in his retention.

Also on December 6, 2007, the Compensation Committee approved the re-pricing of Mr. Herdler’s 240,000 shares of Company Common Stock with an exercise price equal to the fair market value of the Company’s Common Stock on February 27, 2007, which was $15.60, to the then current fair market value of $4.65.  The Compensation Committee determined that the reasons for granting the 240,000 shares of restricted Common Stock discussed above were equally applicable to the repricing of Mr. Herdler’s options.  In addition, the Compensation Committee determined that by repricing these options, instead of issuing Mr. Herdler additional options, would be less dilutive.

On December 20, 2007, the Compensation Committee determined that it would be in the best interest of the Company to grant an option to purchase 60,000 shares of the Company’s Common Stock to each of Mr. Amann and Mr. Thomas R. Vesey.  The purpose of these grants was to retain each of the officers and to further motivate them to contribute to the long-term success of the Company.  In making this decision, the Compensation Committee discussed that, generally, the officers’ cash compensation was down significantly compared to prior years and that equity grants were an appropriate way to provide compensation to officers and to further motivate them to dedicated themselves to the continued success of the Company.

On September 26, 2008, the Compensation Committee determined that no bonus payments were payable for Fiscal 2008 pursuant to the Incentive Compensation Plan.  The Compensation Committee discussed what discretionary bonuses might be granted for the purposes of retention and rewarding employees who had contributed to the Company throughout the fiscal year, despite the overall downturn in the housing market.  Although the Company and the homebuilding industry in general experienced a very challenging period during Fiscal 2008, the Compensation Committee determined that discretionary bonuses for Fiscal 2008 would be an appropriate reward to those that have contributed to the Company’s ability to meet the challenges posed and would provide incentive to the Company’s executives to continue their efforts on behalf of the Company.  As such, the Compensation Committee authorized the discretionary bonuses set forth in the Summary Compensation Table.

On September 26, 2008, the Compensation Committee approved certain bonus payments to be made pursuant to the Division and Regional Presidents 2008 Bonus Plan, including a payment of $114,343 to Mr. Thomas R. Vesey.

Salary Adjustment

On September 26, 2008, the Compensation Committee approved the reduction of Mr. Amann’s base salary by $200,000, to $325,000, for fiscal year 2009 and beyond in order to reflect changes in the homebuilding industry and in an effort to realign Mr. Amann’s compensation package with that of the regional executive vice presidents.

Elements of Compensation

The elements of the Company’s executive compensation are base salary, cash bonus, equity-based compensation awards (in some cases) and perquisites.

Compensation of the Chief Executive Officer

For Fiscal 2008, Mr. Orleans’ base salary was $1,100,000.  The Compensation Committee believes Mr. Orleans’ base salary is competitive with base salaries comparable companies pay their Chief Executive Officers.  Pursuant to the Incentive Compensation Plan, Mr. Orleans is eligible to receive an annual bonus equal to 3% of the Company’s “net pre-tax profits.”  As the Company had no net pre-tax profits for Fiscal 2008, Mr. Orleans was not awarded any cash bonus for Fiscal 2008 under the Incentive Compensation Plan.

The Compensation Committee continues to believe that tying a portion of Mr. Orleans’ compensation to the Company’s performance properly focuses Mr. Orleans on the objectives of the Company’s stockholders.  The Compensation Committee, however, recognizes that it is in the Company’s best interest that Mr. Orleans be appropriately compensated, even when market conditions are challenging.  The Compensation Committee discussed whether Mr. Orleans should be awarded a discretionary bonus for Fiscal 2008, as was awarded to other executive officers.  Mr. Orleans was awarded a discretionary bonus of $300,000 for Fiscal 2008 for his considerable sales efforts in a difficult new home sales environment, his retooling of our product lineup to improve the Company’s competitive position within our markets and his involvement in the Company’s efforts to reduce our outstanding debt.  The Compensation Committee does not intend to recommend an increase Mr. Orleans’ salary for Fiscal 2009.

Other Executive Officers’ Compensation

Base Salary

Historically, the base salaries were generally in the lower range of base salary amounts for comparable executive officers at similar companies; however, in recent years, the Compensation Committee has increased base salaries to approximate comparable executive officer salaries, while still maintaining incentive compensation as an important part of an executive officer’s total compensation.  Base salaries are generally adjusted on a periodic basis, which may not necessarily be annually, based on the performance of an individual executive, increased responsibilities assumed by such executive, compensation trends in the real estate industry and general market compensation levels for comparable positions.

The Fiscal 2008 base salaries for Mr. Herdler, Executive Vice President and Chief Financial Officer, and Mr. Amann, Executive Vice President were set by their employment agreements.  For Fiscal 2008, the base salary of the Company’s President and Chief Operating Officer, Mr. Michael T. Vesey, was $535,000.  The base salary for Fiscal 2008 for Mr. Thomas R. Vesey, Executive Vice President, Southern Division, was $300,000.  For Fiscal 2009, base salaries for all executives will remain the same with the exception of Mr. Amann’s base salary, which, effective September 22, 2008, was adjusted to $325,000 in order to reflect changes in the homebuilding industry and in an effort to realign Mr. Amann’s compensation package with that of the regional executive vice presidents.

Incentive Compensation Programs

For Fiscal 2008, the amount and nature of incentive compensation received by the Company’s other executive officers was determined in accordance with the recommendations of the Chief Executive Officer and the President and approved by the Compensation Committee.

Incentive Compensation Plan

The Compensation Committee believes that it is important for the Company to further align the interests of its executive officers and key employees with the interests of the stockholders by establishing a direct link between executive pay and the Company’s operating financial performance.  This element of executive compensation focuses participants on short-term annual earnings and profit levels.  As discussed above, incentive compensation for certain executive officers is awarded pursuant to the Company’s Amended and Restated Incentive Compensation Plan (the “Incentive Compensation Plan”).  The Incentive Compensation Plan provides for annual bonuses in cash (or stock, upon election) based on the net pre-tax profits of the Company.

The Incentive Compensation Plan applies to the Company’s corporate executive team and typically does not apply to the Company’s key employees in the southern, Midwestern or Florida regions.  Any bonus compensation awarded to officers in these regions was awarded at the discretion of the Company based upon the approval of the Compensation Committee, except that Division Presidents participated in the Division and Regional Presidents 2008 Bonus Plan described below.

Pursuant to the Incentive Compensation Plan, up to 8% of the Company’s net pre-tax profits are made available for distribution to certain executives.  The Incentive Compensation Plan sets the incentive bonuses of Mr. Jeffrey P. Orleans, Chairman and Chief Executive Officer, and Mr. Michael T. Vesey, President and Chief Operating Officer, at 3% and 1.5%, respectively, of the Company’s net pre-tax profits as determined in accordance with the Incentive Compensation Plan.  Up to an aggregate of 3.5% of net pre-tax profits is available to be awarded to the Company’s other senior officers based upon the Compensation Committee’s determination and the recommendations of the Company’s Chief Executive Officer and President.  Other than Mr. Orleans, no officer may receive in excess of 1.5% of the Company’s net pre-tax profits as a bonus under the plan.

With respect to Fiscal 2008, the Company had net pre-tax losses due to the downturn in the residential real estate market and no bonuses were awarded under the Incentive Compensation Plan.

Division and Regional Presidents 2008 Bonus Plan

On September 27, 2007, the Compensation Committee approved an incentive compensation arrangement for its division and regional presidents entitled the Division and Regional Presidents 2008 Bonus Plan (the “Division and Regional Bonus Plan”).  The Division and Regional Bonus Plan was first effective for the Company’s fiscal year ending June 30, 2008.  The division and regional presidents do not participate in the Incentive Compensation Plan.  The Division and Regional Bonus Plan replaced the Company’s Division Presidents Plan adopted on September 9, 2005.

The Compensation Committee believes that it is important for the Company to align the interests of its division and regional presidents and vice presidents with the interests of the stockholders by establishing a direct link between their pay and the Company’s operating financial performance in each applicable division or region.  This element of executive compensation focuses participants on short-term annual earnings and profit levels.  Payments to division and regional presidents under the Division and Regional Bonus Plan are calculated based upon two components: (a) a set percentage of net income before taxes and bonuses for each president’s region or division

(as such net income may be adjusted by an amount determined by the Compensation Committee) and (b) the product of a calculation based on division or regional objectives and goals for the officer in question.  Division and regional objectives and goal are determined on an individual basis and may include all or some of the following: the ability to manage against a budget, new order levels, speculation home inventory levels, backlog, lot development, advertising, sales office expenses, sales commissions, warranty costs and general and administrative expenses.  Each participant in the Division and Regional Bonus Plan must obtain a minimum of 75% of an objective or goal for that objective or goal to be considered in the determination of the bonus amount payable pursuant to the second part of the bonus calculation, unless otherwise approved by the Compensation Committee.  To obtain the middle bonus payable for an objective or goal, the participant must meet at least 85% of the objective or goal and to obtain the maximum bonus payable for an objective or goal, the participant must meet 100% of the objective or goal.  The performance objectives and personal goals are set at a level that is projected to be attainable.

The Compensation Committee determined that pursuant to the Division and Regional Bonus Plan for the Company’s 2008 fiscal year, the following method would be used for determining the bonus for Mr. Thomas R. Vesey, Executive Vice President, Southern Region: (1) the first part of his bonus will equal 2.5% of the net income before taxes and bonuses for the Southern Region; and (2) for the second part of Mr. Vesey’s bonus, the Company has established performance goals for the Southern Region with respect to the following measures (with the approximate weighting of these measures indicated): new orders (40%), speculative home inventory levels (19%), warranty costs (19%) and general and administrative expenses (22%).  The maximum bonus available for the second part of this bonus is $313,000.  Based on this computation, Mr. Thomas R. Vesey received a bonus of $114,343 for Fiscal 2008.

The Compensation Committee may increase or decrease bonuses, as the Compensation Committee deems prudent given the totality of the circumstances surrounding a particular bonus award.  Payments pursuant to the Division and Regional Bonus Plan are subject to a $1,000,000 limitation on the aggregate compensation (salary, bonus and other compensation) to any one participant during any fiscal year.

Discretionary Bonuses

The Compensation Committee has the ability to award discretionary bonuses, irrespective of an employment agreement or any other compensation plan.  Due to the downturn in the homebuilding industry in Fiscal 2008, no bonuses were awarded pursuant to the Incentive Compensation Plan and only a fraction of the Fiscal 2008 bonuses were awarded under the Division and Regional Presidents Plan described above.  In an effort to retain the Company’s executive talent, the Compensation Committee awarded discretionary bonuses to certain executive officers.  For Fiscal 2008, Mr. Michael T. Vesey was awarded a discretionary bonus of $150,000 based on the Compensation Committee’s subjective evaluation of his overall performance, including his involvement in negotiating the Company’s credit facility amendments and his ability to direct budgeting efforts to reduce selling, general and administrative expenses and field operating expenses.  Mr. Thomas R. Vesey was awarded a discretionary bonus of $185,657 (which, with the $114,343 bonus paid pursuant to the Division and Regional Presidents Plan, gave him  a total bonus of $300,000) based on the Compensation Committee’s subjective evaluation, after consultation with the Company’s President, of his overall performance, including his performance in reducing costs in the region and acting as division president for the Company’s Charlotte division.

These bonuses were less than 52% of the amount each officer would have received in accordance with the terms of the Incentive Compensation Plan or Division and Regional Presidents Plan, as applicable, had the Company achieved the projected profits for Fiscal 2008, and were less than 36% of the bonuses earned by these executive officers for Fiscal 2007.  The Compensation Committee determined that the minimum bonus pursuant to the employment agreements along with the equity awards for each of Mr. Herdler or Mr. Amann were sufficient for Fiscal 2008 and the Compensation Committee did not award either officer a discretionary bonus.

The Compensation Committee determined that such discretionary bonuses were necessary to retain the Company’s executive talent in a year in which little to no incentive compensation, which was historically the majority of an executive’s compensation package, would otherwise be awarded.  The Compensation Committee debated appropriate compensation levels and determined that these awards, while far below prior years, were necessary and appropriate consideration for the executive officers’ efforts over the fiscal year.

Equity-Based Compensation

Awards of equity-based compensation, such as stock options, restricted stock awards and stock appreciation rights, are intended to align directly the interests of the Company’s executives and the stockholders in the enhancement of stockholder value.  The ultimate value of stock options, restricted stock awards and stock appreciation rights that have been awarded, or that may in the future be awarded, is directly tied to the Company’s stock price.

Stock Award Plan.

In October 2003, the Board of Directors adopted the Orleans Homebuilders, Inc. Stock Award Plan (the “Stock Award Plan”). The Stock Award Plan provides for the grant of stock awards of up to an aggregate of 400,000 shares of the Company’s Common Stock.  If Proposal 2 is approved by the stockholders, the number of shares available pursuant to the Stock Award Plan will be increased to 1,000,000 shares of the Company’s Common Stock.  The Stock Award Plan allows for the payment of all or a portion of the incentive compensation awarded under the Company’s bonus compensation plans to be paid by means of a transfer of shares of Common Stock. The plan has a ten year life and is open to all employees of the Company and its subsidiaries. At June 30, 2008, the Company had awarded 395,904 shares of Common Stock under the Stock Award Plan and the Company had 4,096 shares of the Common Stock available to issue under the Stock Award Plan.

Pursuant to the Stock Award Plan, the Company may provide eligible employees the right to receive a certain percent of his or her bonus in the form of Company Common Stock valued at a discount from the market price.  No eligible employee exercised this right with respect to his or her Fiscal 2007 bonus and no eligible employee has yet exercised this right with respect to his or her Fiscal 2008 bonus.  Generally, any stock awards granted pursuant to the Stock Award Plan vest in equal annual installments over three years following the award date. The Company recognizes compensation expense for the discounts over the vesting periods of the awards. The Company awarded 240,000 shares of the Company’s Common Stock during Fiscal 2008. At June 30, 2008, 56,196 shares of the stock awards were fully vested and the remaining 339,708 shares will vest through fiscal year 2012. The aggregate discount of all stock awards under the Stock Award Plan was approximately $3,805,793 of which $346,999 was recorded as compensation expense for the fiscal year ended June 30, 2008.

Second Amended and Restated 2004 Omnibus Stock Incentive Plan

On December 6, 2007, the stockholders approved the Orleans Homebuilders, Inc. Second Amended and Restated 2004 Omnibus Stock Incentive Plan (the “Stock Incentive Plan”), which increased the number of shares of the Company’s Common Stock available under the plan from 1,000,000 shares to 2,000,000 shares and increase the per person fiscal year grant limitation to 250,000 shares of the Company’s Common Stock.

The Stock Incentive Plan is intended to recognize the contributions made to the Company by employees (including employees who are members of the Board of Directors) of the Company (the “Employees”), to provide Employees with additional incentive to devote themselves to the future success of the Company, and to improve the ability of the Company to attract, retain, and motivate individuals upon whom the Company’s sustained growth and financial success depend by awarding them grants under the Stock Incentive Plan consisting of options for the purchase of shares of the Company’s Common Stock, awards of restricted stock and/or awards of stock appreciation rights.  The Stock Incentive Plan is intended to provide an additional incentive to directors of the Company who are not employees to serve on the Board of Directors and to devote themselves to the future success of the Company.  In addition, the Stock Incentive Plan may be used to encourage consultants and advisors of the Company to further the success of the Company.

On December 6, 2007, Mr. Herdler’s option to acquire 240,000 shares of the Company’s Common Stock granted as a condition of his employment at an exercise price of $15.60 per share were repriced to an exercise price of $4.65 per share.  Mr. Herdler’s options will vest in five equal installments on each of the first five anniversaries of the effective date of his employment agreement.

Equity Compensation Plan Information

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of June 30, 2008.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	752,500	$9.01	1,277,500
Equity compensation plans to be approved by stockholders at the annual meeting	—	—	—
Total	752,500		1,277,500

Perquisites

The Company makes available health care benefits and a 401(k) plan for executive officers on terms generally available to all Company employees.  In addition, the named executive officers identified in the Summary Compensation Table received various other personal benefits such as automobile allowances.  The Compensation Committee believes that such benefits are comparable to those offered by other comparable companies.  In Fiscal 2008, the Company paid $81,426 on behalf of Mr. Orleans for group life insurance, medical insurance and certain automobile expenses.  With the exception of Mr. Orleans, the value of perquisites for the remaining named executive officers did not exceed the lesser of $50,000 or 10% of their annual salary and bonus

Severance Agreements

The Company is currently a party to written employment agreements with Jeffrey P. Orleans, Garry P. Herdler and C. Dean Amann II.  Michael T. Vesey and Thomas R. Vesey do not have written employment agreements with the Company.  The decisions to enter into employment agreements with Mr. Herdler and Mr. Amann and the terms of those agreements were based on the Company’s need to attract and retain talent for the long-term growth of the Company.

Pursuant to the employment agreements with the foregoing executives, the Company has agreed to arrangements which will provide severance compensation in certain events of termination or change in control or pursuant to other triggering events.  These arrangements are designed to promote stability and continuity of senior management.  The Company has adopted certain triggers for the vesting of equity awards to retain, focus and motivate executives during change in control discussions and to be competitive with current market practice in order to attract the best talent.  Stock options and restricted stock will generally vest upon a change in control.  Information regarding applicable payments under such arrangements for the named executive officers identified in the Summary Compensation Table is provided under the heading “Potential Payments Upon Termination or Change in Control” below.

Retirement

On December 1, 2005 the Compensation Committee adopted, and on September 27, 2007 the Compensation Committee amended, a Supplemental Executive Retirement Plan, which we refer to in this Proxy Statement as the “SERP,” and an Executive Compensation Deferral Plan, which we refer to in this Proxy Statement as the “Deferral Plan.”   We refer to the SERP and the Deferral Plan collectively as the “Retirement Plans.”  The descriptions provided below for the Retirement Plans include the September 27, 2007 amendments.  The purpose of the SERP is to provide supplemental retirement income benefits to participants or their survivors upon the participants’ retirement or disability, or post-retirement death, and to provide for benefits to be paid to all participants’ survivors in the event of a participant’s death while employed.  The purpose of the Deferral Plan is to provide participants in the Deferral Plan the opportunity to accumulate capital on a tax deferred basis. The Retirement Plans are also designed and have been implemented to increase the incentive of the participants to remain in the employ of the Company and to increase the Company’s profitability. The Retirement Plans are administered by the Board of Directors or a committee of the Board of Directors that is authorized by the Board of Directors to administer the Retirement Plans.

Supplemental Executive Retirement Plan

The Board of Directors or a committee designated by the Board of Directors selects employees who will be permitted to participate in the SERP and such participant’s benefits level. Generally, participation is limited to key members of management and other highly compensated employees, including the members of management defined below as Tier 1 participants.

Generally, the SERP is intended to provide to each participant who remains continually employed by the Company until attaining age 65 an annual supplemental retirement benefit. The benefit to be paid to each participant will be a target annual amount equal to 0.50% for each year of past service with the Company (to a maximum of 20 years of past service recognized) plus, (a) for Tier 1 designated participants, 1.00% for each year of future service with the Company, and (b) for Tier 2 designated participants, 0.75% for each year of future service with the Company, multiplied by the average of the participant’s highest five consecutive base salary and annual bonus as determined in accordance with the SERP. The benefit is payable for life with a minimum of 10 years guaranteed.

If a participant in the SERP should die while employed by the Company, his or her beneficiary will receive a survivor benefit equal to (a) one hundred percent (100%) of the average of the participant’s recognized compensation for the three years prior to the participant’s date of death, paid in one lump sum as soon as practical following death, and (b) fifty percent (50%) of the amount paid under (a) paid for each of the following four years.

The Company can amend or terminate the SERP at any time. However, no termination will affect the participants’ accrued benefits as determined in accordance with the SERP or delay any payments to a participant beyond the time that such amount would otherwise be payable without regard to the amendment.

The Company’s named executive officers are all Tier 1 participants in the SERP.

Deferral Plan

In addition to the retirement benefits provided by the SERP, under the Deferral Plan, participants have the ability to defer a portion of their compensation which will be credited to an account maintained by the Company for the participant. Amounts contributed by participants are always vested.  Participant deferral accounts will be maintained by the Company for recordkeeping purposes only. Participants will have no interest in any assets which may be set aside by the Company to meet its obligations under the Deferral Plan.

A participant may elect to treat all or a portion of his or her deferral account as if it had been used to purchase one or more specific investments. All of these “shadow” investments will be securities or mutual funds which are registered for sale to investors in the United States. Company securities will not be offered as one of the “shadow” investments.  Changes in the value of the shadow investments will be credited or charged to participant accounts as these changes occur.

Participants may choose how the deferral amounts in their accounts will be distributed; either (a) in a lump sum or installments beginning on a specified date, or (b) upon separation from service. In addition, a participant’s account will be distributed in the event of the participant’s (a) death or (b) disability. There also is a provision for distributions from participant accounts in the event of a participant’s severe financial hardship.

Impact of Performance on Compensation

The Company’s performance impacts the executive officers’ compensation.  As a result of the performance of the Company in Fiscal 2008, cash bonuses awarded were less than 52% of the amount each officer would have received in accordance with the terms of the Incentive Compensation Plan or Division and Regional President’s Plan, as applicable, had the Company achieved projected profits for Fiscal 2008, and in the aggregate were less than 59% of the bonuses earned by the Company’s named executive officers for Fiscal 2007.  Stock options issued in Fiscal 2007 and Fiscal 2008, including those issued to Messrs. Herdler, Amann and Thomas R. Vesey, had exercise prices in excess of the market price for the Company’s Common Stock on June 30, 2008.

As discussed above, for Fiscal 2008, no bonuses were awarded pursuant to the Incentive Compensation Plan.  Bonuses awarded pursuant to the Division and Regional Presidents Plan were a fraction of the target payout potential.

Stock Ownership and Retention Guidelines

The Company does not require its named executive officers identified in the Summary Compensation Table to maintain any set level of Company stock ownership, however, all of our executives own stock or options in the Company.  In recent years, the Compensation Committee has been approving more equity incentives in connection with hiring new executives and the Company has been utilizing the Stock Award Plan pursuant to which certain executives are given the opportunity to purchase the Company’s restricted stock with a certain percentage of such executive’s bonus at a discount from the market rate.  The increase in the issuance of equity securities to new executives and offering participation in the Stock Award Plan has been approved by the Compensation Committee with the intent of aligning the executive officers’ interests with the interests and objectives of the Company’s stockholders.

Impact of Regulatory Requirements on Compensation

Deductibility of Executive Compensation under Code Section 162(m)

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1,000,000 paid to certain executive officers, other than a company’s chief financial officer, unless specified criteria are satisfied.  The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m). The Compensation Committee has generally designed the Company’s compensation program in a manner that permits compensation to be deductible.  However, the Compensation Committee may award discretionary bonuses as a result of the downturn in the housing market, which may not be deductible.  In addition, grants of restricted stock, when and if those grants vest for tax purposes, may create compensation for the grantee that may be subject to the limitations on deductibility under Section 162(m).  The Compensation Committee reserves the right to award non-deductible compensation when it believes such action would be in the best interests of the Company.  This discretion was exercised in setting Mr. Orleans’ base salary to $1,100,000 for Fiscal 2008.

Accounting for Stock-Based Compensation

In 2006, the Company began accounting for stock-based payments, including stock options and awards of restricted stock and restricted stock units, in accordance with the requirements of Financial Accounting Standards Board Statement 123(R) (“SFAS 123R”).  The Compensation Committee reviews the expenses for stock-based payments under SFAS 123R in connection with the grant of stock options and award of restricted stock and restricted stock units.

Conclusion

The Company seeks to establish a compensation system that allows the Company to attract and retain experienced and talented individuals that will make substantial contributions to the Company’s long-term growth and profitability using various elements, including base salary, benefit plans, incentive bonuses and, at times, discretionary bonuses.  Historically, the base salaries the Company has paid to its executive officers have been relatively low and a substantial portion of executive officers’ compensation was based on the Company’s pre-tax profits or similar performance measures.  The Company believes that having a substantial portion of compensation tied directly to Company financial performance can be a powerful incentive for its executive officers and can further align the interests of the executive officers with the interests of the Company’s stockholders.  The Company does, however, recognize that it must be able to retain its executive officers, which requires offering appropriate and competitive compensation packages, even in a down market in which the Company’s pre-tax profits may not be consistent with historic levels.  Accordingly, the Company, through its Compensation Committee has taken steps that the Company believes will help the Company retain its executive management team, which the Company believes will lead to increases in stockholder value over the long-term.

Compensation Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management.  Based on our review and discussion with management, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008.

The Compensation Committee

David Kaplan
John W. Temple

SUMMARY COMPENSATION TABLE

The following table sets forth information as to all compensation paid by the Company for services in the Company’s last fiscal year ended June 30, 2008 to: (a) the Company’s Chief Executive Officer, (b) the Company’s Chief Financial Officer, and (c) the Company’s three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer (together, the “named executive officers”).

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($) (4)	All Other Compensation ($)(5)		Total ($)

Jeffrey P. Orleans, Chairman and Chief Executive Officer	2008	$1,100,000	$300,000		—		—		—	—	$82,413		$1,482,413
	2007	850,000	—		—		—		—	—	24,607		874,607

Michael T. Vesey, President and Chief Operating Officer	2008	535,000	150,000		319,000	(7)	—		—	—	47,183	(7)	1,051,183
	2007	235,000	700,000	(6)	269,000	(7)	—		—	—	76,350	(7)	1,280,350

Garry P. Herdler, Executive Vice President and Chief Financial Officer	2008	450,000	550,000	(8)	$187,000	(9)	$1,252,490	(10)	—	—	8,400		2,447,890
	2007	154,038	400,000	(11)	—		386,000	(12)	—	—	227,100		1,167,138

C. Dean Amann II, Executive Vice President	2008	525,000	275,000	(13)	—		736,000	(15)	—	—	23,900		1,559,900
	2007	525,000	900,000	(14)	—		1,355,000		—	—	162,252		2,942,252

Thomas R. Vesey, Executive Vice President Southern Region	2008	275,962	185,657		—		31,784	(15)	114,343	—	10,980		618,726
	2007	175,000	282,000	(6)	—		—		268,000	—	9,797		734,797

(1)          Salary amounts reflect the actual base salary payments made to the named executive officers in fiscal year 2008.

(2)          Represents the dollar amount recognized for financial statement reporting purposes for the applicable fiscal year in accordance with FAS 123R of restricted stock, including amounts for awards granted in and/or prior to the applicable fiscal year. Assumptions used in the calculation of these amounts are included in footnote 10 to our audited financial statements for fiscal 2008 included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2008 and in footnote 10 to our audited financial statements for fiscal 2007 included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2007.

Grant Date Fair Value vs. Market Value of Stock Awards. Due to the decline in our stock price, if the stock awards for which expenses are shown in this column were valued in accordance with the market value of our common stock as of June 30, 2008 rather than the grant date fair value reflected in the Summary Compensation Table, their valuations would differ as shown in the following supplemental table.

	Based on Grant Date Fair Value			Based on 6/30/08 Market Value ($ 3.66)(a)
Name	Fiscal 2008	Fiscal 2007	Total	Fiscal 2008	Fiscal 2007	Total
Jeffrey P. Orleans	—	—	—	—	—	—
Michael T. Vesey	—	—	—	319,000	269,000	588,000
Garry P. Herdler	$1,116,000	—	$1,116,000	187,000	—	187,000
C. Dean Amann II	—	—	—	—	—	—
Thomas R. Vesey	—	—	—	—	—	—

(a)          Reflects values in the Stock Awards column of the Summary Compensation Table.

(3)          Represents the dollar amount recognized for financial statement reporting purposes for the applicable fiscal year in accordance with FAS 123R of stock option awards, including amounts for awards granted in and/or prior to the applicable fiscal year. The FAS 123R expenses for option awards shown are based on the Black-Scholes valuations of stock options granted, which in turn are based on the value of our common stock on the date of grant, which was at higher levels than its market value as of Fiscal 2008 year-end. Assumptions used in the calculation of these amounts are included in footnote 10 to our audited financial statements for fiscal 2008 included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2008 and in footnote 10 to our audited financial statements for fiscal 2007 included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2007. In the Company’s 2007 proxy statement, we reported the fair value of stock options as of the last day of the fiscal year, which has been updated in the Summary Compensation Table to reflect the 2007 FAS 123R expense for the Company.

Grant Date Fair Value vs. Market Value of Option Awards. Due to the decline in the value of our common stock, if the valuation for Fiscal 2008 expense for the same options were based on their intrinsic value (calculated as the difference between the value of the option based upon the share price of Orleans common stock as of the market close on June 30, 2008 of $3.66 and the option exercise price) rather than the FAS 123R expense, all of the same options would be “out of the money” and have no intrinsic value as reflected in the supplemental table below.

Name	Grant Date	Share Price at Grant Date ($)	Option Grant Date Fair Value per Share ($) (a)	Total Shares	Intrinsic Value as of June 30, 2008 ($)	Fiscal 2008 Expenses per SFAS 123R ($) (b)	Fiscal 2008 Expense Assuming Intrinsic Value as of June 30, 2008 ($)(c)

Jeffrey P. Orleans	—	—	—	—	—	—	—
Michael T. Vesey	—	—	—	—	—	—	—
Garry P. Herdler	12/6/2007	$4.65	$0.86	240,000	—	$770,000	—
	2/27/2007	(d)	(d)	(d)	—	482,000	—
C. Dean Amann II	12/20/2007	4.03	2.32	60,000	—	31,000	—
	6/19/2006	15.63	10.62	250,000	—	705,000	—
Thomas R. Vesey	12/20/2007	4.03	2.32	60,000	—	31,000	—

(a)          The options grant date fair value per share is based on the Black-Sholes option pricing model, using assumptions in the calculation of these amounts as set forth in Footnote 10 to our audited financial statements for Fiscal 2008 included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2008.

(b)         Reflects values under Options Awards column of the Summary Compensation Table, which is the Fiscal 2008 expenses in accordance with SFAS 123R. In the case of Mr. Herdler, the fair value of his December 5, 2007 stock options represents the change in fair value after the repricing of his February 27, 2007 option grant.

(c)          The Fiscal 2008 expense if calculated using the intrinsic value instead of the option grant value.

(d)         The February 27, 2007 option grant to Mr. Herdler for 240,000 shares was repriced on December 6, 2007; originally, the share price at grant date was $15.60 and the option grant date fair value per share was $10.56.

(4)          There were aggregate losses for Fiscal 2008 under the Deferral Plan. The benefits under the SERP are not effective until September 1, 2010.

(5)          The compensation reflected in the “All Other Compensation” column for each of the named executive officers for 2008 includes Company matching contributions under our 401(k) Plan and the incremental cost to the Company of perquisites, as follows:

Name	Automobile Usage ($)		Tax Gross-Up Payment ($)	401(k) Plan Company Match and Profit Sharing ($ )	Total ($ )

Jeffrey P. Orleans	$73,159	(a)	—	$9,254	$82,413
Michael T. Vesey	8,760		30,383	8,040	47,183
Garry P. Herdler	8,400		—	—	8,400
C. Dean Amann II	8,400		—	15,500	23,900
Thomas R. Vesey	689		—	10,291	10,980

(a)          Includes a percentage of the amounts paid for the services of an automobile driver ($41,760) and for the lease of the Company vehicle ($31,399).

(6)	Reflects discretionary bonuses that were not paid pursuant to any incentive compensation plan.

(7)

Mr. Michael T. Vesey received an award of 125,000 shares of restricted stock at $20.74 per share on March 4, 2005, which vests over a period of ten years and for which he is entitled to tax gross ups as each traunch of this award vests. Mr. Michael T. Vesey received a tax gross up of $61,936 in Fiscal 2007 and $30,383 in Fiscal 2008.

(8)	Includes a $250,000 signing bonus and a $300,000 guaranteed minimum bonus pursuant to Mr. Herdler’s employment agreement.

(9)

Mr. Herdler received an award of 240,000 shares of restricted stock at $4.65 per share on December 6, 2007, which vests over a period of five years and for which he is entitled to tax gross ups as each traunch of this award vests.

(10)

On December 6, 2007, the Company repriced the 240,000 options granted to Mr. Herdler on February 27, 2007 from an exercise price of $15.60 per share to $4.65 per share, the fair market value on the date of the repricing, which was above the market price of the Company’s Common Stock on June 30, 2008. All other terms of the options remain unchanged as a result of the repricing. The incremental value of the modified share option was $0.86 per option, or $206,400 in aggregate.

(11)	Includes a $250,000 signing bonus and a $150,000 guaranteed minimum bonus pursuant to Mr. Herdler’s employment agreement.

(12)

Pursuant to his employment agreement, Mr. Herdler was awarded an option to purchase 240,000 shares of Common Stock with an exercise price of $15.60, which was above the market price of the Company’s Common Stock on June 30, 2007.

(13)	Includes a $275,000 signing bonus payable in Fiscal 2008 provided for in Mr. Amann’s employment agreement. Mr. Amann did not receive a discretionary bonus for Fiscal 2008.

(14)	Includes $550,000 in signing bonuses provided for in his employment agreement (a $275,000 bonus payment in each of August 2006 and June 2007) and a discretionary bonus of $350,000 for Fiscal 2007.

(15)

On December 20, 2007, the Company granted to each of Mr. Thomas R. Vesey and Mr. Amann options to purchase 60,000 shares of the Company’s Common Stock, respectively. The stock options vest in five, equal annual installments starting in December 2009 and have an exercise price of $4.03 per share, the fair market value on the date of the grant, and expire on December 20, 2017. The weighted average fair value of the stock option grant was $2.32. The total fair market value such of each stock option grant was approximately $139,200. On June 19, 2006, the Company granted to Mr. Amann options to purchase 250,000 shares of the Company’s Common Stock. The stock options vest in four, equal annual installments starting in June 2007 and have an exercise price of $15.63 per share, the fair market value on the date of the grant, and expire on June 19, 2016. The weighted average fair value of the stock option grant was $10.62. The total fair market value such of the stock option grant was approximately $2,655,000.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information as to each grant of a plan-based award to the named executive officers for services in the Company’s fiscal year ended June 30, 2008.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards; Number of Shares of Stock	All other Option Awards; Number of Securities Underlying	Exercise or Base Price of Option		Grant Date Fair Value of Stock and
Name	Grant Date		Threshold ($)		Target ($)		Maximum ($)		Threshold (#)	Target (#)	Maximum ($)	or Units (#)	Options (#)	Awards ($/share)		Option Awards ($)

Jeffrey P. Orleans			—	(1)	—	(1)	—	(1)	—	—	—	—	—	—		—

Michael T. Vesey			—	(1)	—	(1)	—	(1)	—	—	—	—	—	—		—

Garry P. Herdler	December 6, 2007		—	(2)	—	(2)	—	(2)	—	—	—	240,000	—	$4.65		$1,116,000	(3)
	December 6, 2007	(2)	—	(2)	—	(2)	—	(2)	—	—	—	—	240,000	4.65	(4)	206,400	(4)

C. Dean Amann II	December 20, 2007		—	(1)	—	(1)	—	(1)	—	—	—	—	60,000	4.03		139,200

Thomas R. Vesey	December 20, 2007		$188,000	(5)	$596,000	(5)	$700,000		—	—	—	—	60,000	4.03		139,200

(1)

Payout is based upon a percentage of net pre-tax profits pursuant to the Incentive Compensation Plan as discussed in the Compensation Discussion and Analysis above under “Incentive Compensation Programs.”

(2)

Payout is based upon a percentage of pre-tax profits for the Company in accordance with the Herdler Cash Bonus Plan discussed in the Compensation Discussion and Analysis above under “Cash Bonus Plan for Garry P Herdler.”

(3)	Includes Restricted Stock Award of 240,000 shares of Common Stock at $4.65 per share on December 6, 2007.

(4)

On December 6, 2007, the Company repriced the 240,000 options granted to Mr. Herdler on February 27, 2007 from an exercise price of $15.60 per share to $4.65 per share, the fair market value on the date of the repricing, which was above the market price of the Company’s Common Stock on June 30, 2008. All other terms of the options remain unchanged as a result of the repricing. The incremental value of the modified share option was $0.86 per option, or $206,400 in aggregate.

(5)	Payout is based on the Division and Regional Presidents 2008 Bonus Plan discussed above in the Compensation Discussion and Analysis section under “Incentive Compensation Programs.”

(6)	Mr. Amann’s and Mr. Thomas R. Vesey’s 60,000 options vest with respect to 12,000 shares on each of the first five anniversary dates of the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning unexercised options, stock that has not vested, and equity incentive plan awards to the named executive officers outstanding as of the end of the Company’s last fiscal year.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Jeffrey P. Orleans	—	—		—	—		—	—		—	—	—

Michael T. Vesey	—	—		—	—		—	95,000	(2)	$347,700	—	—

Garry P. Herdler	48,000	192,000	(3)	—	4.65	(3)	2/27/2017	240,000	(4)	878,400	—	—

C. Dean Amann II	125,000	125,000	(5)	—	15.63		6/19/2016	—		—	—	—
		60,000	(6)	—	4.03		12/19/2017	—		—	—	—

Thomas R. Vesey	—	60,000	(6)	—	4.03		12/19/2017	—		—	—	—

(1)	Market values reflect the closing price of the Company’s Common Stock on the American Stock Exchange on June 30, 2008 (the last business day of the fiscal year), which was $3.66 per share.

(2)

Mr. Michael T. Vesey’s equity award vests with respect to 10,000 shares on each of the first five anniversary dates of the effective date of the grant, which was March 4, 2005. His equity award then vests with respect to 15,000 shares on each of the next five anniversary dates of the grant date. The Company paid $30,383 in Fiscal 2008 in tax gross ups related to this award. The stock awards automatically vest in case of disability or death.

(3)

Mr. Herdler’s option award vests with respect to 48,000 shares on each of the first five anniversary dates of the effective date of his employment agreement, February 27, 2007. Mr. Herdler’s options were re-priced on December 6, 2007. The stock options automatically vest in case of disability or death. All other terms of the options remain unchanged.

(4)

Mr. Herdler’s equity award vests with respect to 48,000 shares on each of the first five anniversary dates of the effective date of the grant, December 6, 2007. The Company will pay for tax gross ups related to this award. The stock awards automatically vest in case of disability or death.

(5)	Mr. Amann’s option vests with respect to 62,500 shares on each of the first four anniversaries of the effective date of his employment agreement, June 19, 2006.

(6)	Mr. Amann’s and Mr. Thomas R. Vesey’s 60,000 options, granted on December 20, 2007, vest with respect to 12,000 shares on each of the first five anniversary dates of the grant date.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information concerning each exercise of stock options and each vesting of stock, including restricted stock, during the Company’s last completed fiscal year for the named executive officers on an aggregated basis.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Jeffrey P. Orleans	—	—	—	—

Michael T. Vesey	40,000	$196,500	10,000	$74,983	(1)

Garry P. Herdler	—	—	—	—

C. Dean Amann II	—	—	—	—

Thomas R. Vesey	—	—	—	—

(1)	Includes Company paid tax gross-up in the amount of $30,383.

PENSION BENEFITS

The Pension Benefits Table below shows the actuarial present value of accumulated benefits payable to each of our named executive officers and the number of years credited to each such named executive officer under the SERP.

The present values set forth below have been calculated for all named executive officers assuming that each will remain in service until normal retirement age as defined under the SERP. The assumptions set forth in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K/A filed with the SEC on October 3, 2008 are used below and are incorporated by reference.

Name	Plan Name		Number of Years Credited Service(1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Jeffrey P. Orleans	SERP	(2)	20.67	$1,476,315	—

Michael T. Vesey	SERP		20.20	425,293	—

Garry P. Herdler	SERP		1.33	21,815	—

C. Dean Amann II	SERP		2.0	49,513	—

Thomas R. Vesey	SERP		7.9	130,122	—

(1)

For purposes of calculating the present value of the accumulated benefit, a participant’s actual years of service prior to the effective date of the SERP, if any, are divided in half, as is required under the SERP, but the numbers presented represent full years of service.

(2)

Retirement and pension benefits under the SERP become effective on September 1, 2010, five years after the effective date of the SERP. Death benefits from the SERP, however, are immediately effective upon a participant’s death. For additional information regarding the death benefit, see Potential Payments upon Termination or Change in Control.

NON-QUALIFIED DEFERRED COMPENSATION

The following table sets forth information with respect to the Company’s Deferral Plan, which provides for the deferral of compensation of the named executive officers on a basis that is not tax-qualified.

Name	Executive Contribution in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)(2)	Aggregate Balance at Last Fiscal Year End ($)

Jeffrey P. Orleans	—	—	$(4,025)	—	$115,023

Michael T. Vesey	$105,000	—	(13,291)	$557,338	97,122

Garry P. Herdler	—	—	—	—	—

C. Dean Amann II	$155,000	—	(8,057)	—	174,571

Thomas R. Vesey	—	—	(902)	—	83,354

(1)

Mr. Michael T. Vesey’s contribution in the Company’s last fiscal year is derived from bonuses awarded for his performance in Fiscal 2007. Mr. Amann’s contribution is derived from both a portion of his Fiscal 2008 salary and a portion of his bonuses awarded for his performance in Fiscal 2008.

(2)

Since the Company did not contribute to any earnings of the named executive officers, all amounts in the column providing information regarding Registrant contributions in the last fiscal year are zero. Amounts reported for the Aggregate Earnings in the last fiscal year are based upon earnings exceeding the ordinary investment gains or losses made by the named executive officer. The same principle applies with respect to Aggregate Withdrawals/Distributions.

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

Jeffrey P. Orleans

The Company entered into an employment agreement with Jeffrey P. Orleans in June 1987. While the initial term of the agreement has expired, it automatically renews for successive one year terms, unless either the Company or Mr. Orleans gives notice of termination at least 180 days prior to the end of the then current term. Pursuant to this employment agreement, Mr. Orleans serves as the Chairman of the Company’s Board of Directors and the Company’s Chief Executive Officer and his base salary is $1,100,000.  In addition, Mr. Orleans is entitled to receive bonus compensation equal to 3% of certain of the Company’s net pre-tax profits, as defined by his employment agreement. This bonus compensation is awarded in a manner consistent with the Orleans Homebuilders, Inc. Incentive Compensation Plan.

Mr. Orleans’ employment agreement also provides that if his employment terminates as a result of his death or disability, he or his estate is entitled to receive his base salary for the lesser of (a) a period of 120 days following such termination and (b) the balance of the then existing term together with a prorated portion (based on the number of days employed) of bonus compensation he would have received had his employment not terminated.

Under Mr. Orleans’ employment agreement, he is also entitled to certain fringe benefits, including health and life insurance generally available to the Company’s senior officers.

Garry P. Herdler

On February 27, 2007, the Company entered into an employment agreement with Garry P. Herdler, Executive Vice President and Chief Financial Officer of the Company.  Mr. Herdler’s employment agreement provides that his employment with the Company is for an unspecified duration and may be terminated at any time by either party upon the giving of notice as required by the employment agreement.  Pursuant to the employment agreement, Mr. Herdler’s annual base salary is $450,000 for fiscal years 2007, 2008 and 2009 and $475,000 per year for fiscal years 2010, 2011 and 2012.  Mr. Herdler also received a signing bonus payable over three years in the aggregate amount of $900,000.  Generally, Mr. Herdler must be employed by the Company on the relevant scheduled payment date to receive each portion of the signing bonus.  In addition, Mr. Herdler is entitled to a semi-annual guaranteed minimum bonus and an additional annual incentive bonus for the duration of his employment.  Pursuant to his employment agreement, Mr. Herdler received an option to acquire 240,000 shares of Company Common Stock with an exercise price equal to the fair market value of the Company’s Common Stock on February 27, 2007, which was $15.60.  These options were repriced on December 6, 2007 to an exercise price of $4.65 per share.

In the event Mr. Herdler’s employment is terminated by the Company without Cause or Mr. Herdler resigns for Good Reason (as such terms are defined in Mr. Herdler’s employment agreement), Mr. Herdler will be entitled to receive (a) certain accrued but unpaid bonus amounts, (b) a minimum of $750,000 if termination occurs in Fiscal 2007, 2008 or 2009, a minimum of $525,000 if termination occurs in Fiscal 2010 or a minimum of $375,000 if termination occurs in Fiscal 2011 or 2012, which minimums may be increased based upon Mr. Herdler’s earnings in years prior to termination; (c) continued participation in the Company’s health and other welfare benefits for employees, in compliance with applicable law, for an 18 month period following termination, or a shorter period if he is subsequently employed; and (d) accelerated vesting of the options to acquire Company Common Stock.  Generally, severance payments (other than payment of certain accrued but unpaid bonuses) will be made in 12 equal installments over the course of the year following termination and are contingent on Mr. Herdler signing and not timely revoking a termination agreement.

Upon a “Change of Control” (as such term is defined in Mr. Herdler’s employment agreement), if Mr. Herdler is terminated for any reason other than disability or death in the 120 days immediately prior to a change of control or within one year following a change of control, he will be entitled to (a) a payment equal to two times his base salary plus two times the greater of the average annual bonus or the prior year’s bonus (as calculated pursuant to Mr. Herdler’s employment agreement) and (b) all of the items set forth in (a), (c) and (d) in the previous paragraph.  In addition, if Mr. Herdler terminates his employment for any reason during the 30-day period immediately preceding the one year anniversary of a “Change of Control,” such termination will be considered a termination for “Good Reason” entitling Mr. Herdler to such severance.

C. Dean Amann II

Effective June 19, 2006, the Company entered into an At-Will Employment Agreement with C. Dean Amann II, Executive Vice President of the Company, which provides that Mr. Amann’s employment with the Company is for an unspecified duration and that his employment may be terminated at any time by either the Company or Mr. Amann, for any or no reason.

Mr. Amann’s employment agreement provides for an annual base salary is $525,000, payable in accordance with the Company’s normal payroll practices. Pursuant to his employment agreement, Mr. Amann was entitled to participate in his own cash bonus plan, the Amann Cash Bonus Plan; however, during Fiscal 2008, Mr. Amann’s participation in the Incentive Compensation Plan and termination of the Amann Cash Bonus Plan were approved by the Company.  Mr. Amann’s base salary and bonus based on profits is subject to review and revision by the Company from time to time.  For Fiscal 2009, Mr. Amann’s base salary was adjusted to $325,000, effective September 22, 2008.  This adjustment reflects changes in the homebuilding industry and the Company’s desire to realign Mr. Amann’s compensation with that of the regional executive vice presidents.  Mr. Amann is also entitled to receive a one-time bonus payable over three fiscal years in the aggregate amount of $1,100,000, provided that he is employed by the Company on each scheduled payment date; he has received two of the three annual payments.  In addition, Mr. Amann’s employment agreement provides that he is eligible to participate in the Company’s insurance and health benefit plans, supplemental executive retirement plan and executive compensation deferral plan, subject to their respective requirements, terms and conditions.

In addition to the above, pursuant to his employment agreement, Mr. Amann received an option to acquire 250,000 shares of Company Common Stock with an exercise price equal to the fair market value of the Company’s Common Stock on June 19, 2006, or $15.63. Mr. Amann’s option will vest in four equal installments on each of the first four anniversaries of the effective date of the employment agreement and was issued in the form approved by the Company’s Compensation Committee

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company has entered into agreements and maintains plans that will require the Company to provide compensation to the named executive officers in the event of a termination of employment or change in control of the Company.  The compensation payable to each of Messrs. Orleans, Michael T. Vesey, Herdler, Amann and Thomas R. Vesey in connection with a termination of their employment or a change in control of the Company on June 30, 2008 is set forth in the table below.  The actual amounts to be paid to a named executive officer upon termination of his employment or a change in control of the Company will depend on the circumstances and timing of such termination or change in control.

This section does not present pension benefit payments pursuant to the SERP other than in the event of death or change in control because no participants would have been entitled to any other SERP payment as of June 30, 2008.  Generally, the SERP requires participants to be credited with five years of participation in the plan before any retirement or pension payments will be made, and the SERP has only been in effect since September 1, 2005.  For additional information regarding the SERP, see “Supplemental Executive Retirement Plan” above under “Compensation Discussion and Analysis” - “Elements of Compensation” - “Retirement.”

	Termination for Cause ($)(1)	Voluntary Termination Without Good Reason ($)(1)	Involuntary Termination Without Cause or Resignation for Good Reason ($)(1)		Change in Control Without Termination ($)(2)		Change in Control with Involuntary Termination Without Cause or Resignation for Good Reason ($)(1)(2)(3)		Retirement ($)(1)	Disability ($)(1)		Death ($)(1)(4)

Jeffrey P. Orleans	—	—	—		$1,476,315		$1,476,315		—	$507,692	(5)	$3,955,529	(5)

Michael T. Vesey	$15,058	$15,058	$15,058		1,009,859	(6)	1,024,917	(6)	$15,058	599,624		3,467,624	(6)

Garry P. Herdler	25,962	25,962	3,057,647	(7)	1,498,614	(8)	3,904,462	(9)	25,962	2,202,761	(10)	5,427,761	(10)

C. Dean Amann II	6,058	6,058	6,058		49,513		55,571		6,058	6,058		3,152,938

Thomas R. Vesey	3,462	3,462	3,462		130,122		133,584		3,462	3,462		2,237,015

(1)          Includes accrued but unpaid vacation pay as of June 30, 2008.

(2)          Pursuant to the SERP, upon a change in control, each participant becomes fully vested in his accumulated benefit, the amount of which is identical to the “Present Value of Accumulated Benefit” column presented in the “Pension Benefits Table” on page 30 of this Proxy Statement.

(3)          Pursuant to the September 27, 2007 amendment to the SERP, upon a change in control, the participants in the plan would receive full vesting of their accumulated benefit, which will be payable subject to the age of the participant and other payment conditions contained in the SERP.

(4)          Pursuant to the SERP, upon the death of a participant, his beneficiary is entitled to receive (a) 100% of the Participant’s Death benefit Recognized Compensation, paid in a lump sum, and (b) 50% of such initial payment following each of the next four anniversaries of the Participant’s date of death.  The death benefit calculation for each of Messrs. Orleans, Michael T. Vesey, Herdler, Amann and Thomas R. Vesey is as follows:

	Total Recognized Annual Compensation and/or Plan Cap FY 2008 ($)	Total Recognized Annual Compensation and/or Plan Cap FY 2007 ($)	Total Recognized Annual Compensation and/or Plan Cap FY 2006 ($)	100% of participant’s Death benefit Recognized Compensation (At time of Death) ($)	50% of Initial Payment on the First, Second, Third and Fourth Anniversaries of Death ($)	Total ($)
Jeffrey P. Orleans	$1,349,837	$850,000	$1,248,000	$1,149,279	$2,298,558	$3,447,837
Michael T. Vesey	685,000	935,000	1,248,000	956,000	1,912,000	2,868,000
Garry P. Herdler*	1,000,000	1,150,000	N/A	1,075,000	2,150,000	3,225,000
C. Dean Amann II*	800,000	1,297,920	N/A	1,048,960	2,097,920	3,146,880
Thomas R. Vesey	600,000	743,488	890,065	744,518	1,489,035	2,233,553

* Mr. Herdler’s and Mr. Amann’s Base Salary and Bonus averages were calculated over a two year period based on their respective hire dates.

(5)               Mr. Orleans’ employment agreement provides that in the event of death or disability, he, or his beneficiary, as applicable, is entitled to payments totaling 100% of his base salary for 120 days, which equaled approximately $507,692.

(6)               Mr. Michael T. Vesey holds 95,000 unvested shares of restricted stock awarded pursuant to the Stock Award Plan.  If a change in control had occurred on June 30, 2008, all of his unvested restricted stock would have vested, which would have had a value equal to approximately $347,700.  In addition, Mr. Vesey would have been entitled to receive a related tax gross up equaling approximately $236,866.

(7)               Pursuant to his employment agreement, Mr. Herdler would have been entitled to the following severance benefits: (a) cash severance equal to $825,000 (which is the alternative minimum amount provided for by his employment agreement); (b) a bonus severance payment of $700,000 (calculated as (i) any unpaid portion of his signing bonus ($400,000) plus (ii) his accrued bonus ($300,000)); (c) subject to applicable legal restrictions, continuing health and welfare benefits maintained at the Company’s expense for 18 months with a value of approximately $29,886; (d) value of his remaining unvested Restricted Stock Award of 240,000 shares ($878,400); and (e) Gross Up of taxes for the Restricted Stock Award ($598,399).

(8)               Mr. Herdler’s 240,000 stock awards vest immediately upon change of control for a value of $878,400 and gross up taxes of $598,399.

(9)               Pursuant to his employment agreement, Mr. Herdler would have been entitled to the following severance benefits: (a) cash severance of $1,650,000 (which is calculated as two times the sum of his base salary ($450,000) plus two times his average annual bonus ($375,000)); (b) a bonus severance payment of $700,000 (calculated as (i) any unpaid portion of his signing bonus ($400,000) plus (ii) his accrued bonus ($300,000)); (c) subject to applicable legal restrictions, continuing health and welfare benefits maintained at the Company’s expense for 18 months with a value of approximately $29,886; (d) value of his remaining unvested Restricted Stock Award of 240,000 shares ($878,400); and (e) Gross Up of taxes for the Restricted Stock Award ($598,399).

(10)         Mr. Herdler’s employment agreement provides that, in the event of death or disability, he, or his beneficiary, as applicable, is entitled to the following benefits: (a) a bonus severance payment of $700,000 (calculated as (i) any unpaid portion of his signing bonus ($400,000) plus (ii) his accrued bonus ($300,000).  Mr. Herdler’s Restricted Stock Awards also vest for a value of $878,400 and gross up taxes of $598,399.

ADDITIONAL INFORMATION

Executive Officers

In addition to Messrs. Orleans, Goldman and Vesey, whose biographies appear under Proposal One above, the following persons serve as executive officers of the Company:

C. Dean Amann II, 45, has been an Executive Vice President of the Company since June 2006.  From October 2003 to June 2006, Mr. Amann was the Rocky Mountain Area President for Pulte Homes, Inc. and from February 2000 to October 2003, Mr. Amann was the Division President Colorado for Pulte Homes, Inc.

Garry P. Herdler, 39, has been the Company’s Executive Vice President and Chief Financial Officer since February 2007.  Mr. Herdler most recently served two years as an Executive Director with CIBC World Markets Corp. in New York in both equity capital markets and investment banking.  Previously, he spent seven years with Deutsche Bank Securities, Inc. and its predecessors, Bankers Trust/BT Alex Brown, as a Director, Leveraged Finance in New York responsible for the origination, structuring and execution of leveraged finance engagements (high-yield and leveraged loans) for both corporate and leveraged buyout transactions.  Prior to that, he spent approximately seven years with KPMG, Chartered Accountants, in Vancouver, Canada.

Kyle Upper, 42, has been the Company’s Executive Vice President since June 2006.  Prior to that, he had been the Company’s Vice President-Land Acquisition from July 2004 to June 2006.  From May 1997 to July 2004 he had been the Company’s Director of Land Acquisition.

Thomas R. Vesey, 44, has been the Company’s Executive Vice President, Southern Region since June 2006. Prior to that, he had been the Company’s Division President for Charlotte, North Carolina from January 2002 to June 2006 and had been employed by the Company from March 2000 to December 2001 to assist the Company in evaluating and identifying opportunities for expansion into additional markets and to assimilate acquisitions into the Company’s operations. Mr. Vesey is the brother of Michael T. Vesey, the Company’s President and Chief Operating Officer.

Mark D. Weaver, 47, has served as the Company’s Vice President and Corporate Controller since August 2007 and Principal Accounting Officer since December 2007.  Before Mr. Weaver’s employment with the Company, he was Vice President and Corporate Controller of Agere Systems Inc. Mr. Weaver joined Agere in 2001 and served as Director of Accounting Policy and External Reporting before becoming Vice President and Corporate Controller. Mr. Weaver is a Certified Public Accountant and earned a Masters of Business Administration from Fairleigh Dickinson University. He also has a Bachelor of Science in Accounting from Kings College.

All of the Company’s executive officers serve at the discretion of the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports.

Based on the Company’s review of the copies of the reports received by it, and written representations, if any, received from reporting persons with respect to the filing of reports on Forms 3, 4 and 5, the Company believes that all filings required to be made by the reporting persons for Fiscal 2008 were made on a timely basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the close of business on September 30, 2008, certain information with respect to the holdings of (a) each director or nominee for director and each of the executive officers named in the Summary Compensation Table, (b) all executive officers, directors and nominees for director as a group, and (c) each stockholder who was known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Exchange Act of more than 5% of the Company’s shares of Common Stock, based upon Company records or Securities and Exchange Commission records.  Each of the persons listed below has sole voting and investment power with respect to such shares, unless otherwise indicated.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class

Named Executive Officers and Directors:
Jeffrey P. Orleans, Chairman of the Board and Chief Executive Officer	11,277,919	(1)	59.9%
Benjamin D. Goldman, Vice Chairman of the Board	1,071,221	(2)	5.7%
Michael T. Vesey, Director and President and Chief Operating Officer	462,288	(3)	2.5%
Garry P. Herdler, Executive Vice President and Chief Financial Officer	288,000	(4)	1.5* %
C. Dean Amann II, Executive Vice President	125,000	(5)	*
Thomas R. Vesey, Executive Vice President, Southern Region	3,799		*
Jerome S. Goodman, Director	167,788	(6)	*
Robert N. Goodman, Director	50,000		*
Andrew N. Heine, Director	—		*
David Kaplan, Director	69,000		*
Lewis Katz, Director	514,000		2.7%
Robert M. Segal, Director	68,000	(7)	*
John W. Temple, Director	74,000		*
All executive officers and directors as a group (15 persons)	14,177,399	(8)	74.5%

Other Beneficial Owners:
T. Rowe Price Associates, Inc.	1,299,500	(9)	6.9%

*	Less than 1% of the outstanding shares of the Company’s Common Stock.

(1)

The shares reflected include (a) 10,000 shares owned by a privately-held corporation, of which Mr. Orleans is a 50% stockholder, (b) 46,000 shares (of which Mr. Orleans disclaims beneficial ownership) owned by the Jeffrey P. Orleans Charitable Foundation, and (c) 175 shares owned by a trust, of which Mr. Orleans is the trustee. 3,978,474 of the shares of which Mr. Orleans has beneficial ownership have been pledged as collateral for an annually renewable line of credit. Mr. Orleans’ business address is 3333 Street Road, Suite 101, Bensalem, PA 19020.

(2)

The shares reflected include (a) 100,000 shares owned by a trust of which Mr. Goldman is the trustee and (b) 606,282 shares (of which Mr. Goldman disclaims beneficial ownership) held in separate trusts and custodial accounts for the benefit of the children of Mr. Orleans, as to which Mr. Goldman is, in each case, sole trustee or custodian. Mr. Goldman’s business address is 3333 Street Road, Suite 101, Bensalem, PA 19020.

(3)

The shares reflected include (a) 700 shares (of which Mr. Michael T. Vesey disclaims beneficial ownership) held as custodian for Mr. Michael T. Vesey’s minor children and (b) 95,000 unvested shares of restricted stock issued pursuant to the Stock Award Plan. Mr. Michael T. Vesey’s business address is 3333 Street Road, Suite 101, Bensalem, PA 19020.

(4)

The shares reflected include 48,000 shares subject to options that are currently exercisable or will become exercisable within 60 days of September 30, 2008. Mr. Herdler’s business address is 3333 Street Road, Suite 101, Bensalem, PA 19020.

(5)                                 The shares reflected include 125,000 shares subject to options that are currently exercisable or will become exercisable within 60 days of September 30, 2008.

(6)                                 The shares are owned by a limited partnership of which Mr. Goodman controls the general partner.

(7)                                 The shares reflected include 66,000 shares (of which Mr. Segal disclaims beneficial ownership) owned by a trust for the benefit of Mr. Segal’s children for which Mr. Segal’s wife is the trustee.

(8)                                 The shares reflected include 199,000 shares subject to options that are currently exercisable or will become exercisable within 60 days of September 30, 2008.

(9)                                 The shares reflected include 78,200 shares for which T. Rowe Price Associates, Inc. has sole voting and dispositive power.  For the remaining shares, T. Rowe Price Associates, Inc. does not have the power to vote such shares and the ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients which Price Associates serves as investment adviser. The business address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.  This information is based solely on the Schedule 13G filed with the SEC on February 12, 2008 and the Form 13F that T. Rowe Price Associates, Inc. filed with the SEC on August 14, 2008.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Audit Committee Charter provides that all related party transactions shall be subject to appropriate review and oversight by the Audit Committee.  The Company’s Code of Business Conduct & Ethics provides that no director or executive officer of the Company may cause the Company to enter into any transaction with a relative unless approved by the Audit Committee.  The Company’s Code of Business Conduct & Ethics also requires directors to disclose any personal interest they may have in a matter which comes before the Board of Directors.

During fiscal year 2003 the Company entered into two separate ten year leases for the rental of office space with a company that is controlled by Mr. Orleans. The Company took possession of the leased premises and the lease term began in May 2004. The annual rental for the leased office space is $112,000 and escalates to $128,000 after the fifth year of the lease. The Company is also responsible for the payment of its pro rata share of common area maintenance costs.

The Company places some of its corporate insurance through A.P. Orleans Insurance Agency, Inc., of which Mr. Orleans is the sole stockholder. The Company also uses A.P. Orleans Insurance Agency, Inc. to purchase surety bonds that the Company is required to maintain with various municipalities as part of its ongoing operations as a developer on specific projects in those municipalities. The Company paid premiums and fees associated with insurance policies and surety bonds provided by the entity controlled by Mr. Orleans of $1,622,000, $2,013,000, and $2,109,000 during fiscal years 2008, 2007, and 2006, respectively.

The Company leases office space from companies controlled by Mr. Russell Parker, the former president of the Company’s subsidiary, Parker & Lancaster Corporation. The annual rental for the office space leased from an entity partially owned by Mr. Parker was $147,000, $129,000 and $129,000 for fiscal years 2008, 2007 and 2006, respectively. The rental expense is considered to approximate a fair market value rental. The Company paid real estate title insurance premiums to an entity formerly controlled by Mr. Parker, of approximately $20,000, and $173,000 for fiscal years 2007 and 2006, respectively. No premiums were paid to this real estate title insurance company in fiscal year 2008.

In November 2006, the Company entered into an agreement of sale to purchase 23 townhouse lots from Mr. Parker. The purchase price is calculated at 20% of the net sales price, less lot improvement costs, and is payable on a per lot basis at the time of conveyance of a completed home on the improved lot to a third party purchaser. During the fiscal year ended June 30, 2008, the Company closed on five of these lots. At the time of the closings, the Company paid Mr. Parker a total of $125,000.

The Company owns fractional interests in aircraft.  Mr. Orleans is given access to Company-owned aircraft for personal use.  Mr. Orleans is, however, required to reimburse the Company for the incremental costs associated with such personal use.  During the fiscal year ended June 30, 2008, the Company discovered that it had overcharged Mr. Orleans for his personal use of the Company plane during the fiscal years ended June 30, 2007, 2006 and 2005.  The overcharge occurred due to the Company charging Mr. Orleans based on the full absorption method rather than based on aggregate incremental costs.  The Company reimbursed Mr. Orleans $1,114,494 for the overcharges in Fiscal 2005, Fiscal 2006 and Fiscal 2007.  The reimbursement of this amount was approved by the Compensation Committee on August 28, 2008 and Mr. Orleans was reimbursed subsequent to year end.  Mr. Orleans reimbursed the Company the net amounts of $68,099 and $300,618 for his personal use of Company-owned aircraft in Fiscal 2008 and Fiscal 2007, respectively.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of three independent directors, in accordance with the requirements of Section 121(A) of the American Stock Exchange listing standards and the applicable standards of the Securities and Exchange Commission, and operates under a written charter adopted by the Board of Directors.  The Charter was attached as Appendix A to the Company’s proxy statement for the 2007 Annual Meeting of Stockholders.  Copies of the charter can be obtained free of charge by contacting the Company at the address appearing on the first page of this proxy statement to the attention of the Company’s Chief Financial Officer.

All of the members of the Audit Committee are able to read and understand fundamental financial statements.  In addition, John W. Temple has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in his financial sophistication, and is an “audit committee financial expert” within the meaning of applicable Securities and Exchange Commission rules.

The Audit Committee of the Board of Directors oversees the Company’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control.  In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s quarterly unaudited and annual audited financial statements with management, including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.  The Audit Committee also reviewed and discussed the Company’s audited financial statements for Fiscal 2008 with the Company’s independent registered public accounting firm.  Specifically, the Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380).

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, and has discussed with them their independence.

The Audit Committee discussed with the Company’s independent public accounting firm the overall scope and plans for the audit.  The Audit Committee met with them, with and without management present, to discuss the results of their examination, their evaluation of the Company’s system of internal control, and the overall quality of the Company’s financial reporting.  The Committee, consistent with Section 302 of the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, has met with management and the Company’s independent registered public accounting firm prior to the filing of officers’ certifications required by that statute to receive any information concerning (a) significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2008.  The Audit Committee’s recommendation was considered and accepted by the Board of Directors.

Audit Committee

John W. Temple, Chairman
Andrew N. Heine
David Kaplan

INFORMATION REGARDING THE AUDITORS

PricewaterhouseCoopers LLP has been selected to be the independent accountants for the Company for its fiscal year ended June 30, 2009.  A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to make a statement if desired and to be available to respond to any appropriate questions.

Audit Fees

The aggregate fees and expenses charged to the Company by PricewaterhouseCoopers LLP for audit and audit-related services totaled approximately $1,161,739 and $698,472 for Fiscal 2008 and Fiscal 2007, respectively.

These fees include fees associated with the audit of the Company’s annual financial statements, the review of financial statements included in the Company’s quarterly reports on Form l0-Q, and the review of the Company’s Registration Statement on Form S-8.  For Fiscal 2008 and Fiscal 2007, the fees included fees associated with the audit of the Company’s internal controls.

Audit-Related Fees

All fees for audit-related services were disclosed under the caption “Audit Fees” above.

Tax Fees

The Company did not pay any fees to PricewaterhouseCoopers LLP for tax services for Fiscal 2008 or Fiscal 2007.

All Other Fees

The aggregate fees and expenses charged to the Company by PricewaterhouseCoopers LLP for all other services, which include fees related to licensed accounting software, comfort letters and consulting related to the Sarbanes-Oxley Act of 2002, were approximately $10,700 and $13,028 for Fiscal 2008 and Fiscal 2007, respectively.

The Audit Committee has considered the nature of the above-listed services provided by PricewaterhouseCoopers LLP and determined that such services are compatible with their provision of independent audit services.

The Audit Committee Charter provides that the Audit Committee is responsible for the pre-approval of all audit and non-audit services performed by the Company’s independent registered public accounting firm.  All fees of PricewaterhouseCoopers LLP were approved by the Audit Committee for Fiscal 2008 and Fiscal 2007.

OTHER MATTERS

The Board of Directors is not aware at present of any other matters which will or may come before the meeting and which require a vote of the stockholders.  If any such matter is properly brought before the meeting, the Proxy Committee will vote thereon in its discretion, to the extent permitted by the rules and regulations of the Securities and Exchange Commission and Delaware corporate law.  You are urged to mark, sign and date your proxy and return it immediately.

DEADLINE FOR FILING STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Pursuant to Exchange Act Rule 14a-8(e), proposals which stockholders desire to have included in the Company’s proxy statement for the annual meeting in 2009 must be submitted in writing and received by the Company at its principal executive offices on or before June 30, 2009.  Any Stockholder wishing to propose a nominee for membership on the Company’s Board of Directors should submit a recommendation in writing in accordance with the foregoing, for consideration by the Board of Directors, indicating the nominee’s qualifications and other biographical information and providing confirmation of the nominee’s consent to serve as a director.

A stockholder may wish to have a proposal presented at the 2009 annual meeting, but not to have such proposal included in the Company’s proxy statement and form of proxy relating to that meeting.  If notice of any such proposal is not received by the Company at its principal executive offices on or before September 19, 2009 (45 calendar days prior to the anniversary of the mailing date of this proxy statement), then such proposal shall be deemed “untimely” for purposes of Securities and Exchange Commission Rule 14a-4(c).  Therefore, the Company’s Proxy Committee will be allowed to use its discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2009 Annual Meeting of Stockholders.

The Company has not been notified by any stockholder of such stockholder’s intent to present a stockholder proposal from the floor at this year’s Annual Meeting.  The enclosed proxy grants the Proxy Committee discretionary authority to vote on any matter properly brought before this year’s Annual Meeting.

REQUIREMENTS AND PROCEDURES FOR NOMINATING OR RECOMMENDING FOR NOMINATION CANDIDATES FOR DIRECTOR

The Nominating Committee considers any appropriate recommendations for candidates for the Board of Directors. When considering candidates for the Board, the Nominating Committee evaluates the totality of each candidate’s credentials and does not have any specific eligibility requirements or minimum qualifications that must be met by a recommended nominee.  The Nominating Committee considers those factors it deems appropriate, including judgment, skill, independence, education, experience with businesses and organizations comparable in size or scope, experience as an executive of, or advisor to, a publicly traded or private company, experience and skill relative to other Board of Director members, specialized knowledge or experience and desirability of the candidate’s membership on the Board of Directors.  Depending upon the current needs of the Board, the Nominating Committee may weigh certain factors more or less heavily. The Nominating Committee does, however, believe that all members of the Board of Directors should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board of Director matters and no conflict of interest that would materially interfere with performance as a director.

Any stockholder of record, owning at least one percent of stock entitled to vote in the election of directors who is a stockholder at the record date of the meeting and also on the date of the meeting at which directors are to be elected, may submit a nomination for director by following the procedures outlined in Section 2.13 of the Company’s By-laws.  In general, Section 2.13 provides that a stockholder must provide timely written notice to the Secretary of the Company not less than 120 days nor more than 150 days prior to the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting.  Each such written notice must set forth: (a) the name and address of the stockholder who intends to make the nomination (“Nominating Stockholder”); (b) the name and address of the beneficial owner, if different from the Nominating Stockholder, of any of the shares owned of record by the Nominating Stockholder (“Beneficial Holder”); (c) the number of shares of each class and series of shares of the Company which are owned of record and beneficially by the Nominating Stockholder and the number which are owned beneficially by any Beneficial Holder; (d) a description of all arrangements and understandings between the Nominating Stockholder and any Beneficial Holder and any other person or persons (naming such person or persons) pursuant to which the nomination is being made; (e) the name and address of the person or persons to be nominated; (f) a representation that the Nominating Stockholder is at the time of giving of the notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the Company entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (g) such other information regarding each nominee proposed by the Nominating Stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (h) the written consent of each nominee to serve as a director of the Company if so elected.

In addition, the Nominating Committee considers potential candidates recommended by current directors, Company officers, employees and others. When appropriate, the Nominating Committee may retain executive recruitment firms to assist in identifying suitable candidates. The Nominating Committee screens all potential candidates in the same manner regardless of the source of the recommendation.

In nominating candidates to fill vacancies created by the expiration of the term of a member of the Board of Directors, the Nominating Committee determines whether the incumbent director is willing to stand for re-election. If so, the Nominating Committee evaluates his or her performance in office to determine suitability for continued service, taking into consideration the value of continuity and familiarity with the Company’s business.

HOUSEHOLDING OF PROXY MATERIALS

SEC regulations permit the Company to send a single set of proxy materials, including this proxy statement and the Company’s annual report, to two or more stockholders that share the same address. Each stockholder will continue to receive his or her own separate proxy card. The Company will deliver promptly upon written or oral request a separate set of proxy materials to a stockholder at a shared address that only received a single set of proxy materials for this year. If a stockholder would prefer to receive his or her own copy, please contact Garry P. Herdler, Executive Vice President and Chief Financial Officer at the address appearing on the first page of this proxy statement. Similarly, if a stockholder would like to receive his or her own set of the Company’s proxy materials in future years or if a stockholder shares an address with another stockholder and both would like to receive only a single set of the Company’s proxy materials in future years, please contact Mr. Herdler.

ANNUAL REPORT ON FORM 10-K

THE COMPANY, UPON REQUEST, WILL FURNISH TO RECORD AND BENEFICIAL HOLDERS OF ITS COMMON STOCK, FREE OF CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES BUT WITHOUT EXHIBITS) FOR FISCAL 2008.  COPIES OF EXHIBITS TO THE FORM 10-K ALSO WILL BE FURNISHED UPON REQUEST AND UPON PAYMENT OF A REASONABLE FEE.  ALL REQUESTS SHOULD BE DIRECTED TO GARRY P. HERDLER, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER AT THE OFFICES OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

October 28, 2008

By Order of the Board of Directors

MICHAEL T. VESEY
President, Chief Operating Officer and Director

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
ORLEANS HOMEBUILDERS, INC.

ANNUAL MEETING OF STOCKHOLDERS
THURSDAY, DECEMBER 4, 2008

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Jeffrey P. Orleans and Benjamin D. Goldman, or any of them, with full power of substitution, as the undersigned’s proxies and hereby authorizes them to represent and to vote, as designated herein, all the Common Stock of Orleans Homebuilders, Inc. held of record by the undersigned on the close of business on October 27, 2008, at the Annual Meeting of Stockholders to be held on Thursday, December 4, 2008 and at any adjournment or postponement thereof.

1.     ELECTION OF DIRECTORS

Nominees: Benjamin D. Goldman, Jerome S. Goodman, Robert N. Goodman, Andrew N. Heine, David Kaplan, Lewis Katz, Jeffrey P. Orleans, Robert M. Segal, John W. Temple and Michael T. Vesey.	For	With- hold	For All Except
	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2.	APPROVAL OF THE ORLEANS HOMEBUILDERS, INC. AMENDED AND RESTATED STOCK AWARD PLAN.	For	Against	Abstain
		☐	☐	☐

3.     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

You are urged to sign and return this proxy so that you may be sure that your shares will be voted

UNLESS OTHERWISE SPECIFIED, ALL SHARES WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED, “FOR” THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED STOCK AWARD PLAN. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF POSTPONEMENT THEREOF.

Please be sure to date and sign this proxy card in the box below.

Date
Sign above

Detach above card, sign, date and mail in postage paid envelope provided.

ORLEANS HOMEBUILDERS, INC.

PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Please sign exactly as your name appears hereon, date and return promptly. When shares are held by joint tenants, both should sign. Executors, administrators, trustees and other fiduciaries should indicate their capacity when signing.

The above signed acknowledges receipt from Orleans Homebuilders, Inc., prior to the execution of this proxy, of a Notice of the Annual Meeting of Stockholders, a Proxy Statement and an Annual Report to Stockholders.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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